Exhibit 99.5

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 30, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 30, 1996)

                                  $220,000,000
                                 (Approximate)
                         Saxon Asset Securities Company
                                     Seller
             $45,000,000 % Class A-1 Fixed Rate Group Certificates
            $175,000,000 Class A-2 Variable Rate Group Certificates
                    Asset Backed Certificates, Series 1996-1

        The Asset Backed Certificates, Series 1996-1 (the "Certificates"), will consist of the Class A-1 Fixed Rate Group Certificates (the "Fixed Rate Certificates"), the Class A-2 Variable Rate Group Certificates (the "Variable Rate Certificates," and collectively with the Fixed Rate Certificates, the "Class A Certificates") and the Class R Certificates (the "Subordinate Certificates"). Only the Class A Certificates are offered hereby.

        As more fully described herein, interest distributions on the Class A Certificates will be based on the Certificate Principal Balance thereof and the applicable Pass-Through Rate thereof. The Pass-Through Rate for the Fixed Rate Certificates will be fixed at . % per annum. The Pass-Through Rate for the Variable Rate Certificates adjusts monthly as described herein and with respect to the first Distribution Date will be determined on August __, 1996.

        For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-10 herein and beginning on page [ ] in the Prospectus.

        The Certificates will represent undivided ownership interests in pools of mortgage loans (the "Mortgage Loans") held by a trust (the "Trust") created pursuant to a Trust Agreement dated as of August 1, 1996 (the "Agreement"), among Saxon Asset Securities Company (the "Seller"), Texas Commerce Bank National Association, as Master Servicer (the "Master Servicer"), and [__________,] as trustee (the "Trustee"). The Mortgage Loans will be acquired by the Seller from Saxon Mortgage, Inc. ("Saxon Mortgage"), an affiliate of the Seller which originated or acquired the Mortgage Loans from various mortgage banking institutions. The Mortgage Loans are secured by first liens on single family residential properties, including investment properties (which may be condominiums, one family residences, two-to-four family residences or homes in planned unit developments). The Mortgage Loans will be serviced by Meritech Mortgage Services, Inc. (the "Servicer"), an affiliate of the Seller.

                                                 (Cover continued on next page)

      THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER,
       THE MASTER SERVICER, THE TRUSTEE, ANY ORIGINATORS OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

        The Class A Certificates will be purchased by the Lehman Brothers Inc. and PaineWebber Incorporated (the "Underwriters") from the Seller and will be offered by the Underwriters from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Seller, including accrued interest, are expected to be approximately . % of the aggregate principal balance of the Class A Certificates before deducting expenses payable by the Seller estimated to be $ ,000. See "Underwriting" herein.

        The Class A Certificates are offered by the Underwriters, subject to prior sale, withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the Underwriters and certain other conditions. It is expected that delivery of the Class A Certificates in book-entry form will be made on or about August 14, 1996, only through the facilities of The Depository Trust Company, CEDEL and Euroclear.

               Lehman Brothers                         PaineWebber Incorporated

August  , 1996

(Cover continued from previous page)

        The obligations of the Seller, the Master Servicer and the Trustee with respect to the Certificates will be limited to their respective contractual obligations under the Agreement. The assets of the Trust initially will include two pools (each, a "Mortgage Loan Group" or "Group") of first lien mortgage loans (the " Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed by the Seller to the Trust on the Closing Date. Distributions in respect of the Fixed Rate Certificates will generally be calculated with reference to a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group"). Distributions in respect of the Variable Rate Certificates will generally be calculated with reference to a pool of variable-rate Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES-Crosscollateralization Provision" in this Prospectus Supplement.

        Distributions on the Subordinate Certificates are subordinate to distributions on the Class A Certificates to the extent described herein. The Agreement will designate each Mortgage Loan Group as a sub-trust to be held by the Trustee. Distributions of principal and interest payable to each Class of the Class A Certificates will be made on the 25th day of each month or if the 25th day is not a business day, the first business day thereafter (each, a "Distribution Date"), beginning in August 26, 1996.

        On or before the issuance of the Certificates, the Seller will obtain from [ ] (the "Certificate Insurer") two certificate guaranty insurance policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates (the "Certificate Insurance Policies") in favor of the Trustee. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class of Class A Certificates.

        The last scheduled Distribution Date for the Class A-1 Certificates is [ ], 20[ ]; and the last scheduled Distribution Date for the Class A-2 Certificates is [ ] 25, 20[ ]. Such last scheduled Distribution Dates have been determined as described herein. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such last scheduled Distribution Dates. The yield to maturity on the Class A Certificates will depend on, among other things, the rate and timing of principal payments (including prepayments, which may vary significantly over time, repurchases, defaults and liquidations) on the Mortgage Loans. See "Prepayment and Yield Considerations" in this Prospectus Supplement.

        An election will be made to treat certain assets of the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Class A Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

        There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

        All of the Mortgage Loans were originated or acquired in accordance with Saxon Mortgage's loan programs for non-conforming credits. See "Risk Factors -- Risk of Higher Delinquencies Associated With Underwriting Standards" herein for important information regarding the delinquent mortgages.

                            ------------------------

        UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------


        The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Seller pursuant to its Prospectus dated July 30, 1996, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                             AVAILABLE INFORMATION

        The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Retrieval system at the Commission's Web site (http://www.sec.gov.)

                         REPORTS TO CERTIFICATEHOLDERS

        The Trustee will mail monthly reports concerning the Class A Certificates to all Holders pursuant to the Agreement.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                        Page

SUMMARY..................................................................S- 1
RISK FACTORS.............................................................S-10
USE OF PROCEEDS..........................................................S-11
THE MORTGAGE LOAN POOL...................................................S-11
    General..............................................................S-11
    Acquisitions.........................................................S-12
    Fixed Rate Group.....................................................S-12
    Variable Rate Group..................................................S-13
    Interest Payments on the Mortgage Loans..............................S-13
    Servicing of the Mortgage Loans......................................S-18
    Servicing and Other Compensation and Payment of
        Expenses.........................................................S-18
    Advances.............................................................S-19
    The Master Servicer..................................................S-19
PREPAYMENT AND YIELD CONSIDERATIONS......................................S-19
    Prepayments and Yields for Class A Certificates......................S-20
    Payment Delay Feature of Fixed Rate Certificates.....................S-22
ADDITIONAL INFORMATION...................................................S-22
DESCRIPTION OF THE CLASS A CERTIFICATES..................................S-22
    General..............................................................S-22
    Distribution Dates...................................................S-23
    Distributions........................................................S-23
    Overcollateralization Provisions.....................................S-26
    Crosscollateralization Provisions....................................S-27
    Credit Enhancement Does Not Apply to Prepayment
        Risk.............................................................S-28
    Class A Distributions and Insured Payments to the
        Holders of the Class A Certificates..............................S-28
    Capitalized Interest Account.........................................S-29
    Calculation of LIBOR.................................................S-29
    Book Entry Registration of the Class A Certificates..................S-30
THE CERTIFICATE INSURANCE POLICIES AND THE
    CERTIFICATE INSURER..................................................S-33
THE AGREEMENT............................................................S-35
    Formation of the Trust...............................................S-35
    Sale of Mortgage Loans...............................................S-35
    The Master Servicer..................................................S-36
    Governing Law........................................................S-36
    Termination of the Trust.............................................S-36
    Optional Termination.................................................S-36
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................S-37
    REMIC Elections......................................................S-37
ERISA CONSIDERATIONS.....................................................S-38
RATINGS..................................................................S-39
LEGAL INVESTMENT CONSIDERATIONS..........................................S-40
UNDERWRITING.............................................................S-40
REPORT OF EXPERTS........................................................S-40
CERTAIN LEGAL MATTERS....................................................S-40
GLOBAL CLEARANCE, SETTLEMENT AND TAX
 DOCUMENTATION PROCEDURES.............................................Annex I
INDEX TO LOCATION OF PRINCIPAL DEFINED
 TERMS...................................................................A- 1
AUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER......................................................B- 1
UNAUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER......................................................C- 1

                                   Prospectus

                                      Page

                                [To be supplied]

                                    SUMMARY

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the "Index to Location of Principal Defined Terms" herein and "Index of Principal Definitions" in the Prospectus for the definitions of certain capitalized terms.

Trust:                           Saxon Asset Securities Trust 1996-1 (the
                                 "Trust").

Certificates                     Offered: Class A-1 Fixed Rate Group
                                 Certificates (the "Fixed Rate Certificates") and Class A-2 Variable Rate Group Certificates
                                 (the "Variable Rate Certificates" and together with the Fixed Rate Certificates, the "Class A
                                 Certificates").

Seller: Saxon Asset Securities Company (the "Seller"), a Virginia corporation and wholly owned limited purpose financing subsidiary of Dominion Mortgage Services, Inc. The Seller's principal executive offices are located at 4880 Cox Road, Glen Allen, Virginia 23060, and its phone number is (804) 967- 7400.

Master Servicer:                 Texas Commerce Bank National Association, a
                                 national banking association (the "Master
                                 Servicer").

Trustee:                         __________, a _______________ (the "Trustee").
                                 The Trustee's principal corporate trust offices are located at _____________.

Saxon Mortgage:                  Saxon Mortgage, Inc. ("Saxon Mortgage"), a
                                 Virginia corporation and an affiliate of the Seller.

Originators:                     Saxon Mortgage and any entity from which Saxon
                                 Mortgage, on or prior to the Closing Date with respect to Mortgage Loans acquires Mortgage
                                 Loans is an "Originator" of the related
                                 Mortgage Loans for purposes of this Prospectus
                                 Supplement.

Servicer:                        Meritech Mortgage Services, Inc. (the
                                 "Servicer"), an affiliate of the Seller.

Cut-Off Date:                    Close of Business on June 30, 1996.

Closing Date:                    On or about August 14, 1996.

The Certificates:                The Asset Backed Certificates (the
                                 "Certificates") will consist of the Class A
                                 Certificates and the Class R Certificates (the
                                 "Subordinate Certificates"). The Certificates will be issued pursuant to a trust agreement
                                 (the "Agreement") to be dated August 1, 1996, among the Seller, the Master Servicer and the Trustee. Only the Class A Certificates are offered hereby.

                                 The assets of the Trust will include two pools (each, a "Mortgage Loan Group" or "Group") of first lien mortgage loans (the "Mortgage Loans") secured by mortgages or deeds of trust (the "Mortgages") on single family residential properties (the "Mortgaged Premises") to be conveyed to the Trust on the Closing Date. Distribution in respect of the Fixed Rate

                                 Certificates will generally be calculated with reference to a pool of fixed-rate Mortgage Loans (the "Fixed Rate Group"). Distribution in respect of the Variable Rate Certificates generally will be calculated with reference to a pool of variable-rate Mortgage Loans (the "Variable Rate Group"). See "DESCRIPTION OF THE CLASS A CERTIFICATES - Crosscollateralization" herein.

                                 The Last Scheduled Distribution Date for the
                                 Fixed Rate Certificates is [ ] 25, 20[ ]; and the Last Scheduled Distribution Date for the Variable Rate Certificates is [ ] 25, 20[ ]. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such scheduled Distribution Dates. See "Prepayment and Yield Considerations" herein.

                                 The Certificate Insurer does not directly or indirectly guarantee any specified rate of prepayments. See "Risk Factors" herein and in the Prospectus.

Denominations:                   The Class A Certificates are issuable in book
                                 entry form in minimum denominations of original principal amounts of $1,000 and integral multiples thereof.

The Mortgage Loans:              Unless otherwise noted, all statistical
                                 percentages in this Prospectus Supplement are approximate and are measured by the aggregate
                                 Scheduled Principal Balance of the Mortgage
                                 Loans (the "Original Aggregate Scheduled
                                 Principal Balance") or of the Mortgage Loans in the applicable Mortgage Loan Group, in each case as of the Cut-Off Date. See "Additional
                                 Information" herein.

                                 The Mortgage Loans to be conveyed by the Seller to the Trust on the Closing Date (the "Mortgage Loans") consist of [ ] fixed-rate and variable-rate Mortgage Loans on single-family residential properties, including investment properties (which may be condominiums, one family residence, two-to-four family residences or homes in planned unit developments.) The Mortgage Loans in the Trust are all mortgage loans in that the mortgagee is not required to make future advances thereunder.[ All the Mortgage Loans are actuarial loans, as discussed herein under "The Mortgage Loan Pool -- Interest Payments on the Mortgage Loans."]

                                 As of the Cut-Off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $[ ]; the Mortgage Loans in the Fixed Rate Group had an aggregate Scheduled Principal Balance of [ ] and the Mortgage Loans in the Variable Rate Group had an aggregate Scheduled Principal Balance of $[ ]. The Fixed Rate Certificates will be issued in respect of the Fixed Rate Group, and the Variable Rate Certificates will be issued in respect of the Variable Rate Group.

                                 All the Mortgage Loans were originated or acquired by Saxon Mortgage in accordance with its mortgage loan program as described in the Prospectus. As a general matter, Saxon Mortgage's mortgage loan program consists of the origination and packaging of Mortgage Loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by Federal National Mortgage Association ("FNMA") due to credit characteristics that do not meet FNMA guidelines. Mortgage Loans originated under Saxon Mortgage's mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than mortgage loans originated under FNMA guidelines. None of the Mortgage Loans by aggregate Scheduled Principal Balance were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. See "Risk Factors -- Risk of Higher Delinquencies Associated with Underwriting Standards" herein.

                                 Fixed Rate Group. The average principal balance of the Mortgage Loans in the Fixed Rate Group was $110,939.41, with a range from $[ ] to [ ]; the Mortgage Interest Rate of the Mortgage Loans in the Fixed Rate Group ranged from [ ]% to [ ]% per annum, with a weighted average Mortgage Interest Rate of 9.81% per annum. The weighted average LTV was 73.00%. The weighted average remaining term to stated maturity was
                                 340.20 months, with a range from [ ] months to [ ] months.

                                 As a percentage of the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date, 90.96% were secured by mortgages on one-family detached dwellings, 0.30% by mortgages on two-to-four family dwellings, and 2.06% by mortgages on planned unit developments. See "The Mortgage Loan Pool -- Fixed Rate Group" herein.

                                 Variable Rate Group. All the Mortgage Loans in the Variable Rate Group bear interest rates that adjust periodically as follows: 67.67% of such Mortgage Loans ("Six Month LIBOR Loans") adjust semiannually based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks as published in The Wall Street Journal; 22.99% of such Mortgage Loans ("One Year CMT Loans") adjust annually based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board and 9.33% of such Mortgage Loans ("3/27 Loans") bear interest initially at a rate fixed at origination for three years and thereafter adjust semiannually based on LIBOR. All the Mortgage Loans in the Variable Rate Group also are subject to periodic interest rate adjustment caps, lifetime interest rate ceilings and lifetime interest rate floors. See "The Mortgage Loan Pool -- Variable Rate Group" herein.

                                 The weighted average remaining term to stated maturity was 358.56 months, with a range from [ ] months to [ ] months. The weighted average LTV of the Mortgage Loans in the Variable Rate Group as of the Cut-Off Date was 73.54%. The average principal balance of the Mortgage Loans in the Variable Rate Group was $204,341.39, with a range from $[ ] to $[ ]. All the Mortgage Loans in the Variable Rate Group have initial and maximum Mortgage Interest Rates. The weighted average Mortgage Interest Rate of the Mortgage Loans in the Variable Rate Group was 8.01% per annum, with Mortgage Interest Rates that ranged from [ ]% to [ ]% per annum. The weighted average maximum Mortgage Interest Rate of the Mortgage Loans in the Variable Rate Group was 14.28% per annum, with maximum Mortgage Interest Rate that ranged from [ ]% to [ ]% per annum. The gross margin range for the Six Month LIBOR Loans in the Variable Rate Group was [ ]% to [ ]%. The gross margin range for the One Year CMT Loans in the Variable Rate Group was [ ]% to [ ]%. The gross margin range for the 3/27 Loans in the Variable Rate Group will be [ ]% to [ ]% after the interest rates on the 3/27 Loans are subject to adjustment. As of the Cut-Off Date, substantially all the initial Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., The Mortgage Interest Rates did not equal the sum of the gross margin and the applicable index).

                                 As a percentage of the aggregate principal balance of the Mortgage Loans in the Variable Rate Group as of the Cut-Off Date, 90.96% were secured by mortgages on one-family detached dwellings, 0.30% by mortgages on two-to-four family dwellings, and 2.06% by mortgages on planned unit developments. See "The Mortgage Loan Pool -- Variable Rate Group" herein.

                                 General. The Mortgage Loans are not insured by pool mortgage insurance policies; however, certain distributions due to the Holders of the Class A Certificates are insured by two Certificate Insurance Policies, one relating to the Fixed Rate Certificates and the other relating to the Variable Rate Certificates. Each Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the related Class A Certificates. See "Credit Enhancement" in this Summary and "The Certificate Insurance Policies and the Certificate Insurer" in this Prospectus Supplement. The Mortgage Loans are not guaranteed by the Seller, any Originator or any of their respective affiliates. The Mortgage Loans are required to be serviced by the Servicer in accordance with the terms of the Servicing Agreement and with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself and others. See "THE MORTGAGE LOAN POOL-Servicing of the Mortgage Loans" herein.

Fixed Rate Original Certificate
Principal Balance:               $[     ].

Variable Rate Original Certificate
Principal Balance:               $[    ].

Fixed Rate Pass-Through Rate:    [     ]% per annum.

Variable Rate Pass-Through Rate: On each Distribution Date, the Variable Rate
                                 Pass-Through Rate will be equal to the lesser of (i) the London interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described under "Description of the Class A Certificates -- Calculation of LIBOR" herein) as of the second to last business day prior to the immediately preceding Distribution Date plus 0.[ ]% per annum and (ii) the "Available Funds Cap", which the Agreement defines to be the weighted average of the Mortgage Interest Rate on Mortgage Loans in the Variable Rate Group, less the sum of (a) the Administrative Fee Rate (as defined herein), and (b) beginning on the [ ] Distribution Date following the Closing Date, the premiums due to the Certificate Insurer with respect to the Certificate Insurance Policy relating to the Variable Rate Certificates. The Variable Rate Pass-Through Rate is subject to increase under the circumstances described under "-Optional Termination" herein.

Distributions, Generally:        Distributions on the Certificates will be made
                                 on the 25th day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Distribution
                                 Date") commencing in August 26, 1996, to the holders of record as of the last business day of the month immediately preceding the calendar month in which such Distribution Date occurs
                                 (each a "Record Date").

Distributions of Interest:       On each Distribution Date, the Class A
                                 Certificates will be entitled to interest accrued during the one-month period preceding the month of such distribution date (each, an "Accrual Period") at the related Pass-Through
                                 Rate on the Certificate Balance thereof
                                 immediately prior to said Distribution Date
                                 (the "Class A Current Interest").

                                 All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

Distributions of Principal:      Until certain overcollateralization levels have
                                 been reached, the Holders of each Class of Class A Certificates are entitled to receive certain monthly distributions of principal in respect of the Mortgage Loans in the related
                                 Group on each Distribution Date which generally reflect collections of principal during the prior calendar month. In addition, and as described more fully herein, the Class A
                                 Certificates are entitled to distributions of excess cash flow, in reduction of their Certificate Balances, until the overcollateralization targets have been reached. See "Description of the Class A
                                 Certificates -- Overcollateralization
                                 Provisions".

Credit Enhancement:              The Credit Enhancement provided for the benefit
                                 of the Holders of the Class A Certificates consists of (x) the overcollateralization and cross- collateralization mechanics which utilize the internal cash flows of the Trust and (y) the Certificate Insurance Policies.

                                 Overcollateralization. The credit enhancement provisions of the Trust are expected to result in a limited acceleration of each Class of Class A Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of the principal of Class A Certificates. This acceleration feature creates, with respect to each Mortgage Loan Group, overcollateralization which results from the excess of the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group over the aggregate related Class A Certificate Principal Balance. Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

                                 The Agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization with respect to a Mortgage Loan Group may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the related Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level.

                                 Crosscollateralization. In addition to the foregoing, the Agreement provides that such excess interest, together with certain other excess amounts, generated by one Mortgage Loan Group may be used to fund shortfalls in Available Funds in the other Mortgage Loan Group or to accelerate the amortization of the Class of Class A Certificates related to the other Mortgage Loan Group, subject to certain prior requirements of such Mortgage Loan Group.

                                 See "Description of the Class A Certificates -- Overcollateralization Provisions" and "-- Crosscollateralization Provisions" herein.

                                 The Certificate Insurance Policies. The Seller will obtain the Certificate Insurance Policies, which are noncancelable, in favor of the Trustee on behalf of the Holders of each Class of the Class A Certificates. On each Distribution Date, the Certificate Insurer will be required to make available to the Trustee the amount by which the related Class A Current Interest and any Subordination Deficit for the related Mortgage Loan Group exceeds the Total Available Funds (after deducting the amount necessary to pay the related premium amount to the Certificate Insurer) for such Mortgage Loan Group as of such Distribution Date. The Certificate Insurance Policies do not guarantee to Holders of the related Class A Certificates any specified rate of Prepayments. See "Credit Enhancement" in this Summary and "The Certificate Insurance Policies and the Certificate Insurer" herein and "Description of Credit Enhancement" in the Prospectus.

Capitalized Interest Account:    On the Closing Date, cash will be deposited in
                                 a trust account (the "Capitalized Interest
                                 Account") in the name of, and maintained by, the Trustee on behalf of the Trust. The
                                 Capitalized Interest Account will be an asset of the Trust but will not be an asset of the REMIC (as defined herein).

Certificate Insurer:             [                ] (the "Certificate Insurer")

Advances and Month-End
Interest:                        The Servicer will be obligated to make advances
                                 ("Advances") with respect to delinquent
                                 payments of interest (at the related Mortgage
                                 Interest Rate less the Servicing Fee, as defined below) and scheduled principal due on each Mortgage Loan to the extent that the Master Servicer determines, in good faith, that such Advances will be recoverable from Insurance Proceeds, Liquidation Proceeds or subsequent payments with respect to such Mortgage Loan.

                                 In addition, the Master Servicer will also be required to deposit in the Master Servicer Custodial Account on or before each Remittance Date, an amount equal to Month End Interest with respect to the preceding month but only to the extent of the Master Servicer Compensation payable with respect to the following Distribution Date. "Month End Interest" means, with respect to any Mortgage Loan liquidated or prepaid in full during a Prepayment Period, the difference between the interest that would have been paid on such Mortgage Loan through the last day of the month in which such liquidation or prepayment occurred and interest actually received by the Master Servicer with respect to such Mortgage Loan, in each case net of the Administrative Fee. See "Servicing of Mortgage Loans -- Advances" in the Prospectus.

Book-Entry Registration of the
Class A Certificates:            The Class A Certificates will initially be
                                 issued in book-entry form. Persons acquiring beneficial ownership interests in such Class A
                                 Certificates ("Beneficial Holders") may elect to hold their interests through The Depository
                                 Trust Company ("DTC"), in the United States, or
                                 Centrale de Livraison de Valeurs Mobilieres,
                                 S.A. ("CEDEL") or the Euroclear System
                                 ("Euroclear"), in Europe.  Transfers within
                                 DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                 So long as the Class A Certificates are
                                 Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC or one of the European Depositaries (as defined below). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or Chase
                                 Manhattan Bank N.A. ("Chase", and together with
                                 Citibank, the "European Depositaries"), the relevant depositaries of CEDEL and Euroclear, respectively, and each a participating member of DTC. The Class A Certificates will initially be registered in the name of Cede.
                                 The interests of the Holders of such
                                 Certificates will be represented by
                                 book-entries on the records of DTC and
                                 participating members thereof.  No Beneficial
                                 Holder will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive
                                 Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                                 Supplement to any Class A Certificates reflect the rights of Beneficial Holders only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See
                                 "Description of the Class A
                                 Certificates--Book-Entry Registration of the
                                 Class A Certificates" herein and Annex I hereto.

Servicing Fee:                   With respect to each Distribution Date and each
                                 Mortgage Loan, the Servicer will retain an amount equal to one-twelfth of [ ]% (the "Fixed
                                 Rate Group Servicing Fee") multiplied by the
                                 Scheduled Principal Balance of each Mortgage
                                 Loan in the Fixed Rate Group as of the first day of the preceding Due Period and an amount equal to one-twelfth [ ]% (the "Variable Rate
                                 Group Servicing Fee") multiplied by the
                                 Scheduled Principal Balance of each Mortgage
                                 Loan in the Variable Rate Group as of the first day of the preceding Due Period. The Fixed Rate
                                 Group Servicing Fee and the Variable Rate Group
                                 Servicing Fee are collectively referred to as the "Servicing Fee."

Master Servicing Fee:            With respect to each Distribution Date and each
                                 Mortgage Loan, the Master Servicer will retain
                                 an amount equal to one-twelfth of [   ]% (the
                                 "Fixed Rate Group Master Servicing Fee")
                                 multiplied by the Scheduled Principal Balance
                                 of each Mortgage Loan in the Fixed Rate Group
                                 as of the first day of the preceding Due Period
                                 and an amount equal to one-twelfth [   ]% (the
                                 "Variable Rate Group Master Servicing Fee") multiplied by the Scheduled Principal Balance of each Mortgage Loan in the Variable Rate
                                 Group as of the first day of the preceding Due
                                 Period.  The Fixed Rate Group Master Servicing
                                 Fee and the Variable Rate Group Master
                                 Servicing Fee are collectively referred to as the "Master Servicing Fee."

Optional Termination:            The [Seller] [Servicer], acting directly or
                                 through a permitted designee, will have the right to purchase from the Trust all of the Mortgage Loans then held by the Trust, at a price at least equal to par plus accrued interest, on any Remittance Date after the Due
                                 Period during which the aggregate Scheduled
                                 Principal Balance of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount. If the [Seller]
                                 [Servicer] does not exercise its option to so purchase the Mortgage Loans on the first
                                 Remittance Date on which it is permitted to do so, the Variable Rate Pass-Through Rate will be increased to the per annum rate equal to on-month LIBOR on the applicable Determination
                                 Date, plus __%, subject to a cap of __% per annum, accrued during the applicable Accrual
                                 Period on the outstanding Certificate Balance of the Variable Rate Certificates immediately prior to the related Distribution Date. [Under certain circumstances the Certificate Insurer may also exercise such purchase rights if the [Seller] [Servicer] does not do so. See "The
                                 Agreement-- Optional Termination" herein.]

Ratings: It is a condition of the original issuance of the Class A Certificates that the Class A Certificates receive ratings of AAA by Standard & Poor's Ratings Service, a Division of The McGraw-Hill Companies Inc. ("Standard & Poor's"), and Aaa by Moody's Investors Service, Inc. ("Moody's"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield Considerations" and "Ratings" herein and "Maturity Prepayment and Yield Considerations" in the Prospectus.

Federal Income Tax Aspects:      For Federal income tax purposes an election
                                 will be made to treat the Trust [(exclusive of the Capitalized Interest Account)] as a "real estate mortgage investment conduit" (the
                                 "REMIC"). Each Class of Class A Certificates will be designated as "regular interests" in the REMIC and will be treated as debt instruments of the Trust for federal income tax purposes. The REMIC will issue the Class R
                                 Certificates, which will be designated as the sole class of "residual interests" in the REMIC. See "Certain Federal Income Tax
                                 Consequences" herein and in the Prospectus.

ERISA Considerations:            Subject to the limitations described under
                                 "ERISA Considerations" herein, the Class A
                                 Certificates may be purchased by employee benefit plans that are subject to the Employee
                                 Retirement Income Security Act of 1974, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
Considerations:                  The Class A Certificates will constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, the Class A
                                 Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.
                                 In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.

                                  RISK FACTORS

        Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

        Risk of Mortgage Loan Yield Reducing Variable Rate Pass-Through Rate. Subject to the Available Funds Cap, the Variable Rate Pass-Through Rate is based upon the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in the Variable Rate Group, as described under "The Mortgage Pool -- Variable Rate Group" herein (either as a result of the use of a different index rate determination date, rate adjustment date or rate cap or floor). The Variable Rate Group contains Mortgage Loans that adjust semi-annually based upon a six-month LIBOR index or annually based on a One Year CMT Index or semiannually based upon a six-month LIBOR index but only beginning three years after origination whereas the Pass-Through Rate on the Variable Rate Certificates adjusts monthly based upon a one-month LIBOR index, subject to the Available Funds Cap. Consequently, the Variable Rate Pass-Through Rate for any Distribution Date may not equal the rate determined at LIBOR plus the applicable margin on the Variable Rate Certificates during the related Accrual Period. In particular, the Variable Rate Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Variable Rate Group adjust less frequently, with the result that the Available Funds Cap may be lower than the otherwise applicable Variable Rate Pass-Through Rate for extended periods in a rising interest rate environment. In addition, one-month LIBOR and one or both of the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is not necessarily any correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which one or both of the indices applicable to the Mortgage Loans are stable or is falling or that, even if both one-month LIBOR and such indices rise during the same period, one-month LIBOR may rise much more rapidly than such indices. See "Variable Rate Pass-Through Rate" in the Summary herein.

        Risk of Higher Delinquencies Associated with Underwriting Standards. All the Mortgage Loans were originated or acquired by the Saxon Mortgage in accordance with the Saxon Mortgage's mortgage loan program described in the Prospectus. As a general matter, the Saxon Mortgage's mortgage loan program consists of the origination and packaging of mortgage loans relating to non-conforming credits. A non-conforming credit means a mortgage loan which is ineligible for purchase by FNMA due to credit characteristics that do not meet FNMA guidelines. Mortgage Loans originated under the Saxon Mortgage's mortgage loan program may experience rates of delinquency, foreclosure and bankruptcy that are higher than mortgage loans originated under FNMA guidelines. None of the Mortgage Loans were 30 days or more delinquent in their monthly payments as of the Cut-Off Date. Nevertheless, 21.34% and 24.57% (by aggregate Scheduled Principal Balances as of the Cut-Off Date) of the Mortgage Loans in the Fixed Rate Group and Variable Rate Group, respectively, had a first monthly payment due on or before [ ], 1996. Therefore, it was not possible for any Mortgage Loan other than such Mortgage Loans to have had a monthly payment that was delinquent 30 days or more.

        [Risk of Higher Default Rates Associated with California Real Property. Because 36.5% of Variable Rate Group and 18.61% of Fixed Rate Group of the Mortgaged Premises relating to the Mortgage Loans are located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Premises securing such Mortgage Loans, causing the Scheduled Principal Balances of the related Mortgage Loans to equal or exceed the value of such Mortgaged Premises.

        The standard hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Mortgage Loans -- Standard Hazard Insurance Policies" in the Prospectus. Accordingly, should any such event cause losses in respect of the Mortgage Loans, if the protection afforded by the overcollateralization and crosscollateralization of the Certificates is insufficient and upon the occurrence of a Subordination Deficit the Certificate Insurer is unable to meet its obligations under the related Certificate Insurance Policy, then the Holders of the Class A Certificates could experience a loss on their investment.]

        With respect to the Fixed Rate Group, no more than 3 Mortgage Loans are in the same zip code, and with respect to the Variable Rate Group, no more than 5 Mortgage Loans are in the same zip code.

        [Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Seller and the other Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The Seller or the Originator will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS-Anti-Deficiency Legislation and Other Limitations on Lenders" in the Prospectus.

        Risk of Saxon Mortgage Insolvency. Saxon Mortgage believes that the transfer of the Mortgage Loans by Saxon Mortgage to the Seller and by the Seller to the Trust constitute sales by Saxon Mortgage to the Seller and by the Seller to the Trust and, accordingly, that such Mortgage Loans will not be part of the assets of Saxon Mortgage or the Seller in the event of the insolvency of Saxon Mortgage and will not be available to the creditors of Saxon Mortgage. Nevertheless, in the event of an insolvency, it is possible that a bankruptcy trustee or a creditor of Saxon Mortgage may argue that the transaction between Saxon Mortgage and the Seller was a pledge of such Mortgage Loans in connection with a borrowing by Saxon Mortgage rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.

        On the Closing Date, the Trustee, the Seller, the Rating Agencies and the Certificate Insurer will have received an opinion of Arter & Hadden, counsel to the Seller, with respect to the true sale of the Mortgage Loans from Saxon Mortgage to the Seller, in form and substance satisfactory to the Certificate Insurer and the Rating Agencies.

                                USE OF PROCEEDS

        The Seller will sell the Mortgage Loans to the Trust concurrently with the delivery of the Certificates. Net proceeds from the sale of the Class A Certificates [less the amount deposited in the Capitalized Interest Account] will (together with the Subordinate Certificates retained by the Seller or its affiliates) represent the purchase price to be paid by the Trust to the Seller for the Mortgage Loans.

                             THE MORTGAGE LOAN POOL

General

        Unless otherwise noted, all references to statistical percentages in this Prospectus Supplement, together with all dollar amount references herein to aggregate Scheduled Principal Balances, have been calculated using the aggregate Original Scheduled Principal Balance of the Mortgage Loans as of the close of business on the Cut-Off Date.

        Unless otherwise specified herein, references herein to percentages of Mortgage Loans refer in each case to the approximate percentage of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date, based on the outstanding principal balances of the Mortgage Loans in the Fixed Rate Group or the Mortgage Loans in the Variable Rate Group, in each case as of the Cut-Off Date. The Mortgage Loan Pool will initially consist of 1,002 loans evidenced by promissory notes (the "Notes") secured by deeds of trust, security deeds or mortgages on the Mortgaged Premises, 47.94% of which by aggregate Scheduled Principal Balance are located in the State of California. The Mortgaged Premises securing the Mortgage Loans consist of single-family residences (which may be detached, attached, part of a two- to- four family dwelling, a condominium unit, townhouse, manufactured housing, or a unit in a planned unit development). The Mortgaged Premises may be owner-occupied (which includes second and vacation homes) or non-owner occupied investment properties. The Mortgage Loans are secured by first lien mortgages on the Mortgaged Premises.

        The Mortgage Loans were required to satisfy the following criteria as of the Cut-Off Date: had remaining terms to stated maturity of no greater than 360 months; no more than 0% were 30 or more days delinquent; had a Mortgage Interest Rate as of the Cut-Off Date of at least 7.00% with respect to the Fixed Rate Group and at least 5.50% with respect to the Variable Rate Group; and had a LTV not in excess of 95% with respect to the Fixed Rate Group and had a LTV not in excess of 95% with respect to the Variable Rate Group.

        Each Mortgage Loan in the Trust will be assigned to one of the two Mortgage Loan Groups comprised of Mortgage Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Mortgage Loans which bear variable interest rates only, in the case of the Variable Rate Group. 1.48% of the Mortgage Loans originated in both the Fixed Rate Group and the Variable Rate Group were originated less than six months prior to the Cut-Off Date. The Fixed Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Variable Rate Certificates represent undivided ownership interests in all Mortgage Loans contained in the Variable Rate Group.

        The Mortgage Loan Pool includes newly-originated fixed and variable rate loans which were originated directly by Saxon Mortgage or one or more unrelated third party Originators.

        67.67% (by current Scheduled Principal Balance) of the Mortgage Loans in the Variable Rate Group ("LIBOR Loans") adjust based on the London interbank offered rate for six-month United States Dollar deposits in the London Market based on quotations of major banks published in The Wall Street Journal ("LIBOR") and have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the startup rate. 22.99% of the Mortgage Loans (by current Scheduled Principal Balance) in the Variable Rate Group adjust based on the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board and have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the start up rate. 9.33% of the Mortgage Loans (by Current Scheduled Principal Balance) in the Variable Rate Group ("3/27 Loans") and after the interest rates on the 3/27 Loans are subject to adjustment, have a periodic annual rate adjustment cap of [ ]% and a lifetime cap of [ ]% or [ ]% above the start up rate.

Acquisitions

        Fixed Rate Group. All the Mortgage Loans in the Fixed Rate Group were originated by Saxon Mortgage and were underwritten pursuant to its Guidelines or acquired by the Seller from an Originator. Mortgage Loans representing an aggregate Scheduled Principal Balance of $[ ] or [ ]% of the Fixed Rate Group by aggregate Scheduled Principal Balance were acquired from an Originator other than the Seller.

        Variable Rate Group. All the Mortgage Loans in the Variable Rate Group were originated by Saxon Mortgage and were underwritten pursuant to its Guidelines or acquired by the Seller from an Originator. Mortgage Loans representing an aggregate Scheduled Principal Balance of $[ ] or [__]% of the Variable Rate Group by aggregate Scheduled Principal Balance were acquired from an Originator other than the Seller.

Fixed Rate Group

        All the Mortgage Loans in the Fixed Rate Group as of the Cut-Off Date require monthly payments of principal that will fully amortize the Mortgage Loans by their respective stated maturity dates. No Mortgage Loan in the Fixed Rate Group had a stated maturity date later than September, 2026. As of the Cut-Off Date, the aggregate Scheduled Principal Balance of all Mortgage Loans in the Fixed Rate Group was 20.08% of the aggregate Scheduled Principal Balance of such Mortgage Loans at the times of their origination.

Variable Rate Group

        All the Mortgage Loans in the Variable Rate Group require monthly payments of principal that will fully amortize such Mortgage Loans by their respective stated maturity dates. No Mortgage Loan in the Variable Rate Group had a stated maturity date later than September 1, 2026. As of the Cut-Off Date, the aggregate Scheduled Principal Balance of the Mortgage Loans in the Variable Rate Group was 79.92% of the aggregate Scheduled Principal Balance of such Mortgage Loans at the times of their origination. The Mortgage Loans in the Variable Rate Group are: (a) Six Month LIBOR Loans; (b) One Year CMT Loans and
(c) 3/27 Loans and have periodic interest rate and periodic payment adjustment frequencies. The gross margin range for the Six Month LIBOR Loans is 2.75% to 8.25%. The gross margin range for the One Year CMT Loans is 2.85% to 7.75%. The gross margin range for the 3/27 Loans after they convert to variable rate is 3.13% to 7.00%. As of the Cut-Off Date, substantially all the Mortgage Loans in the Variable Rate Group had interest rates which were not fully indexed (i.e., the Mortgage Interest Rates did not equal the sum of the gross margin index).

Interest Payments on the Mortgage Loans

        Each Mortgage Loan provides for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method ("Actuarial Loans"). Actuarial loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the actuarial loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

1) Current Scheduled Principal Balance

                                                         Percent
                      Percent     Percent     Percent      of
                        of       Scheduled   of Fixed   Scheduled
                     Variable    Principal     Rate     Principal
 Current Scheduled  Rate Group    Balance      Group     Balance
 Principal Balance     (%)          (%)         (%)        (%)
- -------------------------------------------------------------------
 $50,000 and below     5.0          1.0        18.3        6.8

  50,001  -100,000    25.5          9.8        42.9       29.2
 100,001  -150,000    19.1         11.7        20.5       22.4
 150,001  -200,000    11.1          9.5         8.8       14.0
 200,001  -250,000    10.5         11.5         3.2        6.5
 250,001  -300,000     8.6         11.3         2.2        5.6
 300,001  -350,000     4.5          7.1         0.3        0.9
 350,001  -400,000     4.1          7.5         1.6        5.3
 400,001  -450,000     3.1          6.3         0.9        3.6
 450,001  -500,000     2.0          4.7         0.9        4.0
 500,001  -550,000     1.3          3.4          --         --
 550,001  -600,000     2.2          6.2         0.3        1.7
 600,001  -650,000     1.3          4.1          --         --
 650,001  -700,000     0.9          2.9          --         --
 700,001  -750,000     0.3          1.0          --         --
 750,001  -800,000     0.3          1.1          --         --
 950,001  -1,000,000   0.1          0.7          --         --
                       ---          ---         ---       ----

 Totals:               100          100         100        100
                       ===          ===         ===        ===


The average Scheduled Principal Balance of the Variable Rate Group is $204,391.39. The average Scheduled Principal Balance of the Fixed Rate Group is $110,939.41. The maximum Scheduled Principal Balance of the Mortgage Loans is approximately $962,248.77. The minimum Scheduled Principal Balance of the Mortgage Loans is approximately $30,000.00.

2) Current Mortgage Interest Rates

                    Percent      Percent of   Percent of
                      of         Scheduled    Fixed Pool   Percent of
                    Variable     Principal     Mortgage    Fixed Rate
Current Mortgage   Rate Group     Balance       Loans        Group
Interest Rates(%)     (%)           (%)          (%)          (%)
- --------------------------------------------------------------------
 5.500  -5.999        0.4          0.6           --           --
 6.000  -6.499        2.8          3.4           --           --
 6.500  -6.999       13.0         20.0           --           --
 7.000  -7.499       10.5         16.3          0.3          0.3
 7.500  -7.999       13.4         13.6          0.9          1.7
 8.000  -7.499       12.3         12.0          1.9          2.6
 8.500  -8.999       13.4         11.4          6.6            6
 9.000  -9.499        9.1          7.3         14.8         16.4
 9.500  -9.999        9.8          6.7         38.2         41.4
10.000  -10.499       4.2          2.9         16.7         16.9
10.500  -10.999       4.8          2.6          5.7          5.2
11.000  -11.499       3.2          1.7          5.4          3.1
11.500  -11.999       1.8          0.8          7.3          5.2
12.000  -12.499       0.9          0.4          0.9          0.4
12.500  -12.999       0.3          0.2          0.9          0.7
13.000  -13.499                                 0.3          0.2
13.500  -13.999       0.1          0.0           --           --
                     ----         ----        -----          ---

Totals:               100          100          100          100
                      ===          ===          ===          ===

The weighted average current Mortgage Interest Rate of the Mortgage Loans is approximately 8.41% per annum. The weighted average current Mortgage Interest Rate of the Variable Rate Group is approximately 8.04% per annum, and the weighted average Mortgage Interest Rate of the Fixed Rate Group is approximately 9.81% per annum.

3) Maximum Lifetime Mortgage Interest Rates of the Variable

                                                       Percentage of
Maximum Lifetime              Percent of Variable    Scheduled Principal
Mortgage Interest Rates(%)       Rate Group               Balance
- --------------------------------------------------------------------
11.000 -11.499                      0.3                     0.5
11.500 -11.999                      1.0                     1.2
12.000 -12.499                      2.8                     3.4
12.500 -12.999                     12.7                    19.7
13.000 -13.499                      9.6                    16.0
13.500 -13.999                      9.5                    11.0
14.000 -14.499                      8.2                     8.4
14.500 -14.999                     11.1                     9.0
15.000 -15.499                      6.7                     6.0
15.500 -15.999                      9.3                     7.0
16.000 -16.499                      8.2                     5.9
16.500 -16.999                      7.7                     5.5
17.000 -17.499                      2.9                     1.5
17.500 -17.999                      4.1                     1.9
18.000 -18.499                      3.1                     1.5
18.500 -18.999                      1.6                     0.7
19.000 -19.499                      0.7                     0.4
19.500 -19.999                      0.4                     0.2

       Totals:                      100                     100
                                    ===                     ===


The weighted average maximum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 14.28% per annum.

4) Minimum Lifetime Mortgage Interest Rates of the Variable Rate Group

Minimum Lifetime               Percent of Variable     Percentage of Scheduled
Mortgage Interest Rates (%)     Rate Group (%)            Principal Balance
- -------------------------------------------------------------------------------
 2.500 -  2.999                     0.9                          0.8
 3.000 -  3.499                     3.5                          5.4
 3.500 -  3.999                     1.5                          2.4
 4.000 -  4.499                     2.5                          3.1
 4.500 -  4.999                     9.8                         14.9
 5.000 -  5.499                     7.9                         13.0
 5.500 -  5.999                     7.7                          9.3
 6.000 -  6.499                     6.3                          6.7
 6.500 -  6.999                     6.7                          6.2
 7.000 -  7.499                     4.1                          4.2
 7.500 -  7.999                     7.0                          5.0
 8.000 -  8.499                     6.0                          4.8
 8.500 -  8.999                     8.9                          6.9
 9.000 -  9.499                     6.9                          5.0
 9.500 -  9.999                     6.9                          4.8
10.000 - 10.499                     3.1                          2.0
10.500 - 10.999                     4.4                          2.4
11.000 - 11.499                     3.2                          4.6
11.500 - 11.999                     1.8                          0.8
12.000 - 12.499                     0.6                          0.3
12.500 - 12.999                     0.4                          0.2
13.500 - 13.999                     0.1                          0.0
                                    ---                          ---

    Totals:                         100                          100
                                    ===                          ===


The weighted average minimum lifetime Mortgage Interest Rate of the Variable Rate Group is approximately 6.57% per annum. In no case will the minimum lifetime Mortgage Interest Rate be less than the Gross Margin of a Variable Rate Group Mortgage Loan.

5) Next Interest Adjustment Date on Variable Rate Group

                       Percent         Percent of
Interest             of Variable        Scheduled
Adjustment Date     Rate Group (%)   Principal Balance
- -------------------------------------------------------
August 1, 1996         0.3               0.2
September 1, 1996      1.0               0.6
October 1, 1996        3.4               2.2
November 1, 1996      12.8              15.9
December 1, 1996      24.1              28.1
January 1, 1997       18.4              19.9
February 1, 1997       0.9               0.7
April 1, 1997          0.3               0.3
May 1, 1997            1.8               1.9
June 1, 1997          10.8              11.4
July 1, 1997           9.6               7.6
August 1, 1997         1.0               1.4
October 1, 1997        0.1               0.1
November 1, 1997       0.1               0.3
March 1, 1999          0.1               0.1
April 1, 1999          1.3               0.8
May 1, 1999            1.5               1.1
June 1, 1999           6.0               2.9
July 1, 1999           6.0               4.2
August 1, 1999         0.4               0.2
                       ---               ---
    Totals:            100               100
                       ===               ===

The weighted average next Interest Adjustment Date on the Variable Rate Group is April 1, 1997.

6) Gross Margins on Variable Rate Group

                  Percent of Variable    Percentage of Scheduled
Gross Margin (%)    Rate Group (%)        Principal Balance (%)
- -----------------------------------------------------------------
2.750-2.999            2.6                       3.3
3.000-3.249            9.5                      13.4
3.250-3.499           13.4                      19.8
3.500-3.799            7.9                      11.0
3.750-3.999            9.1                       9.9
4.000-4.249            6.6                       6.1
4.250-4.499            2.0                       3.2
4.500-4.749            3.8                       4.0
4.750-4.999            1.3                       1.1
5.000-5.249            2.6                       2.0
5.250-5.499            6.1                       4.0
5.500-5.749            6.4                       4.6
5.750-5.999            9.5                       6.5
6.000-6.249            3.2                       1.9
6.250-6.499            4.1                       2.7
6.500-6.749            4.5                       2.0
6.750-6.999            4.1                       2.6
7.000-7.249            1.9                       1.1
7.250-7.499            0.6                       0.5
7.500-7.749            0.3                       0.1
7.750-7.999            0.3                       0.2
8.250-8.499            0.1                       0.1

      Totals:          100                       100
                       ===                       ===


The weighted average Gross Margins of the Variable Group Rate is approximately 4.23% per annum.

7) Remaining Term to Stated Maturity

                 Percent     Percent    Percent of    Percent of
                   of        Scheduled    Fixed       Scheduled
              Variable Rate  Principal    Rate        Principal
Remaining         Group      Balance     Group        Balance
Terms (Months)     (%)         (%)        (%)            %
- -----------------------------------------------------------------
175-  181         0.3          0.1       13.9           9.4
240-  241                                 1.0           0.5
309-  339         0.2          0.1        4.1           4.2
340-  349         1.2          1.3
350-  356         1.8          1.4        1.3           2.4
    357           4.5          3.1        1.3           0.6
    358          15.9         18.7       12.9          14.0
    359          40.4         42.2       25.6          27.7
    360          35.8         33.1       40.1          41.2

  Totals:         100          100        100           100
                  ===          ===        ===           ===

The weighted average remaining term to stated maturity of the Fixed Rate Group is approximately 340 months.

The weighted average remaining term to stated maturity of the Variable Rate Group is approximately 359 months.

8) Original LTV Ratios (1)

                   Percent       Percent of   Percent of    Percent of
                     of          Scheduled    Percent of    Scheduled
  Original        Variable       Principal    Mortgage      Fixed Rate
Loan-to-Value    Rate Group      Balance       Loans          Group
 Ratios (%)          (%)           (%)           (%)           (%)
- -------------------------------------------------------------------------
 50.00 and below     5.3           5.2            9.5          6.1
 50.01-  55.00       3.2           4.1            2.8          2.2
 55.01-  60.00       3.6           4.5            2.8          3.6
 60.01-  65.00       6.0           6.0            5.7          5.1
 65.01-  70.00      12.7          13.1           15.8         14.8
 70.01-  75.00      16.6          18.0           16.4         20.1
 75.01-  80.00      34.7          34.8           36.0         37.3
 80.01-  85.00       8.0           4.9            3.2          2.1
 85.01-  90.00       6.6           6.0            3.5          3.8
 90.01-  95.00       3.2           3.3            4.4          4.8
                     ---           ---            ---          ---
Totals:              100           100            100          100
                     ===           ===            ===          ===

(1) The Loan-to-Value Ratio ("LTV") of a Mortgage Loan is equal to the ratio (expressed as a percentage) of the original Scheduled Principal Balance of the Mortgage Loan and the fair market value of the Mortgaged Premises at the time of origination.

The weighted average original LTV ratio of the Variable Rate Group is approximately 73.54%.

The weighted average original LTV ratio of the Fixed Rate Group is 72.79%.

9) Property Types of Mortgaged Premises

                   Percent        Percent       Percent       Percent
                     of         of Scheduled    of Fixed    of Scheduled
                  Variable        Principal       Rate       Principal
                 Rate Group       Balance        Group        Balance
Property Type        (%)            (%)           (%)           (%)
- --------------------------------------------------------------------------
Single-Family
   Detached         87.9           91.0            84.9          86.8
Single-Family
   Attached          2.6            2.8             4.4           5.1
Deminumus PUD        1.2            1.1             3.2           2.5
Planned Unit
   Development       2.6            2.1             2.5           2.6
Low Rise
   Condominium       3.3            2.0             1.9           1.5
Manufactured
   Housing           0.6            0.2             1.9           0.7
High Rise
   Condominium       0.4            0.2             0.6           0.4
Townhouse            0.9            0.4             0.3           0.2
2-4 Family           0.4            0.3             0.3           0.2
                     ---            ---             ---           ---
                     100            100             100           100
                     ===            ===             ===           ===

10  Occupancy Type of Mortgaged Premises

                   Percent of    Percent of    Percent of    Percent of
                    Variable      Scheduled       Fixed      Scheduled
                      Rate        Principal       Rate       Principal
                     Group        Balance         Group      Balance
Occupancy Type(1)     (%)          (%)             (%)         (%)
- -------------------------------------------------------------------------
Primary Home         95.3         97.7           90.5         92.5
Second Home           0.9          0.9            2.5          2.5
Investor              3.8          1.4            6.9          5.1
                      ---          ---            ---          ---
 Totals:              100          100            100          100
                      ===          ===            ===          ===

(1) As represented by the borrowers on their Mortgage Loan applications.

11) Mortgage Loan Purpose

                         Percent of   Percent of   Percent of   Percent of
                          Variable    Scheduled       Fixed     Scheduled
                            Rate      Principal       Rate      Principal
                           Group       Balance       Group      Balance
Loan Purpose                (%)          (%)          (%)        (%)
- ----------------------------------------------------------------------------
Purchase                    30.8       29.9          35.3       37.2
Refinance (Cash-Out)        39.1       31.7          49.2       44.2
Refinance (No Cash-Out)     30.1       38.4          15.5       18.6
                            ----       ----          ----       ----
         Totals:            100        100            100        100
                            ===        ===            ===        ===


12) Origination Program

                          Percent of     Percent of   Percent of   Percent of
                           Variable      Scheduled    Fixed Pool   Scheduled
                            Rate         Principal    Mortgage     Principal
                           Group          Balance       Loans      Balance
Origination Program         (%)             (%)          (%)         (%)
- ------------------------------------------------------------------------------
Full Documentation         64.8            60.2          49.5       46.2
Limited Documentation      35.2            39.8          50.5       53.8
         Totals:            100             100           100        100
                            ===             ===           ===        ===

14) State Distribution of Mortgaged Premises

                                                   Percent of Scheduled Principal    Percent of Fixed Pool    Percent of Scheduled
                  Percent of Variable Rate Group             Balance                      Mortgage Loans       Principal Balance
 State                      (%)                               (%)                             (%)                      (%)
- --------------    ------------------------------    -----------------------------    ---------------------    --------------------
Arizona                      1.9                              1.8                            4.1                       3.5
California                  36.5                             53.7                           18.6                      25.0
Colorado                     6.0                              4.0                            5.4                       5.6
Connecticut                  0.9                              0.7                            0.9                       1.1
Washington, D.C.             1.0                              1.1                            0.6                       1.6
Delaware                     0.3                              0.2                            0.9                       1.3
Florida                      3.1                              2.1                            8.8                       6.5
Georgia                      1.8                              1.7                            4.1                       3.0
Hawaii                       0.1                              0.4                            0.3                       1.3
Idaho                        1.0                              0.4                            0.3                       0.3
Illinois                     3.4                              2.6                            3.5                       3.0
Indiana                      0.4                              0.1                            0.6                       1.0
Kansas                       0.3                              0.1
Kentucky                     0.1                              0.4
Louisiana                    0.1                              0.1                            0.3                       0.3
Massachusetts                0.3                              0.2                            0.3                       0.1
Maryland                     5.4                              5.0                            3.2                       3.7
Minnesota                    1.0                              0.8                            0.9                       0.9
Missouri                     2.5                              1.9                            2.5                       1.3
North Carolina               3.4                              2.3                            4.7                       3.4
New Jersey                   0.3                              0.3                            2.8                       3.4
New Mexico                   0.7                              0.7                            1.6                       1.4
Nevada                       1.5                              1.3                            1.9                       2.3
New York                     0.7                              0.8                            1.6                       2.4
Ohio                         1.0                              0.7                            2.5                       1.8
Oklahoma                     0.9                              0.4                            2.8                       1.8
Oregon                       4.4                              2.6                            4.7                       4.6
Pennsylvania                 2.3                              1.2                            3.5                       2.1
South Carolina               0.4                              0.2                            0.6                       0.4
Tennessee                    1.5                              1.0                            4.4                       3.2
Texas                        1.0                              0.6                            4.1                       3.4
Utah                         4.5                              2.9                            4.4                       4.6
Virginia                     5.7                              5.3                            1.3                       2.3
Washington                   5.1                              2.6                            3.2                       3.5
Wisconsin                    0.3                              0.1
Wyoming                      0.1                              0.0                            0.3                       0.2
                             ---                              ---                            ---                       ---
     Total                   100                              100                            100                       100
                             ===                              ===                            ===                       ===


Servicing of the Mortgage Loans

        General. The Mortgage Loans will be serviced by Meritech (the "Servicer"), an affiliate of the Seller. Meritech is (a) approved by the Master Servicer, (b) a HUD-approved originator and (c) approved by and in good standing with FNMA and FHLMC. The Servicer will provide customary servicing functions with respect to the Mortgage Loans pursuant to the Servicing Agreement assigned to the Seller and the Trust. Among other things, the Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. The Servicing Agreement requires the Servicer to obtain approvals of the Master Servicer with respect to certain servicing activities. See "Servicing of the Mortgage Loans" in the Prospectus.

        Loan Servicing Activities at Meritech. Meritech commenced its servicing operations in 1960 and operated under the name Cram Mortgage Service, Inc. prior to September 1994. The principal offices of Meritech are located in Fort Worth, Texas.

        As of June 30, 1996, Meritech serviced a portfolio of approximately 5,369 one- to four-family residential mortgage loans totalling approximately $207,400,884 million. Of this total, approximately 3,669 loans totalling approximately $129,526,854 million were mortgage loans being serviced for GNMA, FNMA or FHLMC, and approximately [ ] loans totalling approximately $[ ] million were mortgage loans being serviced for Resource Mortgage Capital Inc., or an affiliate thereof. The following tables set forth certain unaudited information concerning the delinquency experience (including loans in foreclosure) and mortgage loans foreclosed with respect to Meritech's conventional loan servicing portfolio as of the end of the indicated period. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 30 days past due on a contractual basis.


                         Percentage of Total   Percentage of Total   Percentage of Total   Percentage of Total   Percentage of Total
                        Portfolio as of June 30, Portfolio as of       Portfolio as of       Portfolio as of       Portfolio as of
                                1996            December 31, 1994     December 31, 1994     December 31, 1993     December 31, 1992
                        ----------------------  -------------------   -----------------    -------------------   -------------------

                           By      By Dollar     By      By Dollar     By      By Dollar    By No.   By Dollar      By     By Dollar
                         No. of    Amount of   No. of    Amount of   No. of    Amount of      of     Amount of    No. of   Amount of
                         Loans       Loans      Loans      Loans      Loans      Loans      Loans      Loans      Loans      Loans
                        ------    ---------    -----     --------    ------    --------    -----     --------    -----     --------
Period of delinquency
 (including loans in
 foreclosure)
30 to 59 days             3.37         3.05     4.57        4.61      2.21         2.15      2.59        2.55      3.50        1.60
60 to 89 days             0.95         0.65     0.93        0.88      0.47         0.35      0.98        0.82      0.34        0.80
90 days or more           1.40         0.63     1.65        2.26      0.77         0.61      0.90        0.85      1.00        1.23
Percentage of Total       5.72         4.34     7.15        7.74      3.45         3.12      4.47        4.22      4.84        3.63
 Portfolio Delinquent(1)
Percentage of Total       0.61         1.00     0.43        0.61      0.37         0.28      0.10        0.30      0.20        0.10
 Portfolio Foreclosed


(1) Totals may not sum due to rounding.

        The above statistics represent the recent experience of Meritech. There can be no assurance, however, that the delinquency and foreclosure experience of the Mortgage Loans will be comparable. In addition, the foregoing statistics are based on all the one- to four-family residential mortgage loans in Meritech's servicing portfolio, including mortgage loans with a variety of payment and other characteristics, including geographic locations and underwriting standards. Accordingly, there can be no assurance that the delinquency and foreclosure experience of the Mortgage Loans in the future will correspond to the future delinquency and foreclosure experience of Meritech's one- to four-family conventional residential mortgage loan servicing portfolio. The actual delinquency and foreclosure experience of the Mortgage Loans will depend, among other things, upon the value of real estate securing such Mortgage Loans and the ability of Borrowers to make required payments.

Servicing and Other Compensation and Payment of Expenses

        The Servicing Fee Rate applicable to each Mortgage Loan equals one twelfth of a fixed percentage per annum of the Scheduled Principal Balance of such Mortgage Loan as of the first day of the Due Period with respect to each Distribution Date. The Servicing Fee Rate for substantially all the Mortgage Loans is expected to be approximately [ ]% per annum. The Servicer will receive a fee from amounts in respect of the Servicing Fee Rate. In addition, late payment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Master Servicer, will be paid to or retained by the Servicer as additional servicing compensation. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans and expenses incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. The Servicer may transfer its servicing to successor servicers that meet the criteria for servicers approved by the Rating Agencies.

Advances

        Prior to each Distribution Date, the Servicer is, and any successor servicers will be, obligated to advance its own funds with respect to delinquent payments of principal and interest on the Mortgage Loans, net of the Servicing Fees with respect to any Mortgage Loan for which it is making an advance, unless the Master Servicer deems such advance "non-recoverable". Advances of principal and interest will be deemed by the Master Servicer to be non-recoverable only to the extent such amounts are not reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds and other assets of the Trust. Any failure by the Servicer to make any such required advance will constitute an event of default under the Servicing Agreement. If the Servicer fails to make a required advance of principal and interest, the Master Servicer will be obligated to make such advance, and the Trustee, in turn, is obligated to make an advance if the Master Servicer fails to do so. None of the Servicer, the Master Servicer or the Trustee will be required to make an advance of principal and interest that the Master Servicer deems non-recoverable. The total advance obligations of each of the Master Servicer and the Trustee are subject to a dollar limitation that is acceptable to the Rating Agencies and is set forth in the Trust Agreement.

The Master Servicer

        Texas Commerce Bank National Association ("TCB") will act as Master Servicer of all the Mortgage Loans pursuant to the terms the Agreement. The Master Servicer will supervise the servicing of the Mortgage Loans, make Advances to the extent the Servicer fails to make required Advances and appoint a successor servicer in the event the Servicer is terminated.

                      PREPAYMENT AND YIELD CONSIDERATIONS

        The weighted average life of, and, if purchased at other than par, the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including payments in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Seller or by the Certificate Insurer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status.

        The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Seller makes any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

        "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, liquidations due to default or early termination of the Trust). The weighted average lives of the Class A Certificates also will be influenced by the overcollateralization of the Class A Certificates because collections otherwise payable to the Subordinate Certificates are applied as principal prepayments to the Class A Certificates until the outstanding aggregate principal balance of the Class A Certificates is less than the aggregate outstanding principal balance of the Mortgage Loans in each Mortgage Loan

Group by the Specified Subordinated Amount for such Group. These prepayments have the effect of accelerating the amortization of the Class A Certificates, thereby shortening their respective weighted average lives.

Prepayments and Yields for Class A Certificates

        If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in a Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate of the related Class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

        All the Mortgage Loans in the Fixed Rate Group are fixed rate Mortgage Loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

        All the Mortgage Loans in the Variable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. The Seller does not believe that data compiled by FNMA or FHLMC is representative of the types of borrowers included in the Seller's lending program and cannot assure that such prepayment experience is relevant to the Mortgage Loans contained in the Variable Rate Group.

        The "Last Scheduled Distribution Date" for each Class of the Class A Certificates is as follows: Class A-1 Certificates, [ ] 25, 20 [ ]; Variable Rate Certificates [ ] 25, 20 [ ]. These dates for the Fixed Rates Certificates and the Variable Rate Certificates are the dates on which the initial "Certificate Principal Balance" set forth in the Summary hereof for the such Class as of the Closing Date less all amounts previously distributed to the Holders on account of principal would be reduced to zero, assuming the use of the Modeling Assumptions and further assuming that no prepayments are received on the Mortgage Loans, that scheduled monthly payments of principal of and interest on each of the Mortgage Loans are received on a timely basis and that no Net Monthly Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to Holders of the Class A Certificates. The Last Scheduled Distribution Date for the Fixed Rate and Variable Rate Certificates is the thirteenth Distribution Date following the calendar month of maturity of the latest possible maturing Mortgage Loan in the respective Mortgage Loan Group. The weighted average life of each Class of Class A Certificates is likely to be shorter, and the actual final Distribution Date with respect to each Class of Class A Certificates could occur significantly earlier than the Last Scheduled Distribution Date because (i) Prepayments are likely to occur which shall be applied to the payment of the Class A Principal Balances, (ii) Net Monthly Excess Spread to the extent available will be applied as an accelerated payment of principal on the Class A Certificates up to the Specified Subordinated Amount for each Class and (iii) the [the Seller] [Servicer] or, in limited circumstances, the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans in the Trust has declined to 10% or less of the Maximum Collateral Amount.

        Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The model used in this Prospectus Supplement ("[ ]" or "[ ]") is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

        The tables entitled "Weighted Average Lives" have been prepared on the basis of the following assumptions (collectively, the "Modeling Assumptions"):
(i) the Mortgage Loans of the related Mortgage Loan Groups prepay at the indicated percentage of the related Prepayment Assumption; (ii) distributions on the Class A Certificates are received, in cash, on the 25th day of each month, commencing in August 1996; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in [ ] 1996 (or as set forth in the following table) and prepayments represent payment in full of individual Mortgage Loans and are assumed to be received on the last day of each month, commencing in [ ] 1996 (or as set forth in the following table) and include 30 days' interest thereon; (v) the level of Six-Month LIBOR remains constant at [ ]% (vi) the level of CMT remains constant at [ ]%; (vii) the Variable Rate Pass-Through Rate remains constant at [ ]% per annum; (viii) the Closing Date for the Certificates is August 14, 1996; (ix) the Mortgage Interest Rate for each Mortgage Loan in the Variable Rate Group is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of (a) the assumed level of the applicable index and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap[s] [of 1%]); (x) overcollaterization levels are initially set as specified in the Agreement, and thereafter decrease in accordance with the provisions of the Agreement; and (xi) each Mortgage Loan Group consists of Mortgage Loans having the following characteristics:

                                FIXED RATE GROUP

                                                    Remaining
                                    Mortgage         Term to
    Principal        Mortgage     Rate Net of     Stated Maturity    Seasoning
     Balance           Rate       Servicing Fee      (months)         (months)
   -----------      ----------   --------------   ----------------  ----------
                              VARIABLE RATE GROUP

                                      Remaining                     Number of
                          Initial      Term to                         Mos.
             Initial      Mortgage      Stated                      to next Mtg.
 Principal   Mortgage   Rate Net of    Maturity  Seasoning  Gross   Rate Change
  Balance      Rate    Servicing Fee   (months)  (months)   Margin   (months)
 ---------   --------  -------------  ---------  ---------  ------  ------------

(1) Assumes transfer to the Trust in August 1996 with the characteristics stated above. Scheduled payments are assumed to be received on the first day of each month commencing in [ ] 1996. Prepayments are assumed to be received on the last day of each month commencing in [ ] 1996 and include 30 days' interest thereon.
(2)     During the first Accrual Period interest is assumed to be available at a
        rate of [     ]% per annum.
(3)     During the first Accrual Period interest is assumed to be available at a
        rate of [     ]% per annum.

        Based on the foregoing Modeling Assumptions, the tables below indicate the weighted average life of each Class of the Class A Certificates, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay according to the indicated percentages of the related Prepayment Assumption:

                             PREPAYMENT ASSUMPTIONS


                             Assumption I  Assumption II  Assumption III Assumption IV  Assumption V
                             ------------------------------------------------------------------------
Fixed Rate Group ([   ]):            0%         [   ]%         [   ]%        [   ]%         [   ]%
Variable Rate Group ([   ]):         0%         [   ]%         [   ]%        [   ]%         [   ]%


                             WEIGHTED AVERAGE LIVES

                                   Fixed Rate


                                 Weighted
Prepayment                     Average Life    Earliest Retirement
Assumption                      (years)(1)            Date(2)
- ----------                      ----------            -------
   I .........................
  II .........................
 III .........................

  IV .........................
   V .........................

                                 Variable Rate

                                 Weighted
Prepayment                     Average Life    Earliest Retirement
Assumption                      (years)(1)            Date(2)

   I .........................
  II .........................
 III .........................
  IV .........................
   V .........................

- -----------------------------

(1)     Assumes no early termination of the Trust.
(2) Assuming early termination of the Trust at the date when the aggregate principal balances of the Mortgage Loans decline to a level equal to 10% of the Maximum Collateral Amount.

        There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage or in accordance with any of the aforementioned Prepayment Assumptions.

Payment Delay Feature of Fixed Rate Certificates

        The effective yield to the Holders of the Fixed Rate Certificates will be lower than the yield otherwise produced by the related Fixed Rate Certificate Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the 25th day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).

                             ADDITIONAL INFORMATION

        The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Premises is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Seller deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Class A Certificates.

        A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed with the Commission and incorporated by reference to the Registration Statement, together with the Agreement within fifteen days after the initial issuance of the Class A Certificates. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K. Also, the Seller intends to file certain additional yield tables and other computational materials with respect to the Fixed Rate Certificates and/or the Variable Rate Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

General

        The Certificates will consist of the Fixed Rate Certificates, the Variable Rate Certificates and the Class R Certificates. The Certificates will be issued by Saxon Asset Securities Trust 1996-1, a pursuant to the Trust Agreement described hereinafter. Only the Class A Certificates are offered hereby. The Subordinate Certificates will be retained by the Seller, and are not being offered hereby. The Class A Certificates together with the Subordinate Certificates are herein referred to as the "Certificates."

        Persons in whose name a Certificate is registered in the Register maintained by the Trustee are the "Holders" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Holder" of the Class A Certificates as the term "Holder" is used in the Agreement will be Cede, a nominee of DTC. No Holders will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that physical Certificates are issued under limited circumstances set forth in the Agreement. All references herein to the Holders of Class A Certificates shall mean and include the rights of Holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Agreement.

        As described under "The Mortgage Loan Pool" herein, the Mortgage Loan Pool is divided into the Fixed Rate Group, which contains Mortgage Loans having fixed rates of interest and the Variable Rate Group, which contains Mortgage Loans having variable rates of interest. On each Distribution Date, each Class of Class A Certificates will evidence the right to receive the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Holders of the Subordinate Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow.

        One-hundred percent of the Class A Distribution Amount due to the Holders of each Class of the Class A Certificates on each Distribution Date is insured by the Certificate Insurer pursuant to the Certificate Insurance Policies. See "The Certificate Insurance Policies and the Certificate Insurer" herein.

Distribution Dates

        The Agreement requires that the Trustee create and maintain an Asset Proceeds Account, to be established as an "Eligible Account" held by the trust department of the Trustee (the "Asset Proceeds Account"). All funds in the Asset Proceeds Account shall be invested and reinvested by the Trustee for the benefit of the related Holders and Certificate Insurer, as directed by the Master Servicer, in Permitted Investments.

        One business day prior to the related Distribution Date (or, if such day is not a business day, the immediately preceding business day) (the "Master Servicer Remittance Date") the Master Servicer is required to withdraw from the Master Servicer Custodial Account and remit to the Trustee, for deposit in the Asset Proceeds Account, an amount equal to the sum of the following:

             (i) all monthly payments received by the Master Servicer during the preceding Due Period, whether paid by the Borrower or advanced by a Servicer, the Master Servicer, the Trustee or an Insurer, minus the sum of (A) the Servicing Fees due the Servicer to the extent paid by the Borrower and (B) the Master Servicing Fee (net of any payments on account of Month End Interest to the extent paid by the Master Servicer);

            (ii) all monthly payments made by a Borrower after their Due Date that were not paid or advanced pursuant to clause (i) above, net of the Master Servicing Fee attributable thereto after payment of Month End Interest;

           (iii) all other payments received by the Master Servicer in connection with any unscheduled principal payments or recoveries on the Mortgage Loans during the preceding Prepayment Period, including Liquidation Proceeds and Insurance Proceeds, together, with respect to prepayments or Liquidation Proceeds or Insurance Proceeds received during the preceding month, with any interest thereon received by the Master Servicer (net of the Master Servicing Fee attributable thereto after payment of Month End Interest); and

            (iv) the Purchase Price of any Mortgage Loans purchased from the Trust during the preceding Prepayment Period, less any amounts due the Servicer or the Master Servicer on account of Advances, the Servicing Fee or the Master Servicing Fee attributable to such Mortgage Loans.

Distributions

        Distributions on the Certificates will be made on each Distribution Date to Holders of record of the Certificates as of the immediately preceding Record Date in an amount equal to the product of such Holder's Percentage Interest and the amount distributed in respect of such Certificateholder's Class of such Certificates on such Distribution Date. The "Percentage Interest" represented by any Class A Certificate will be equal to the percentage obtained by dividing the initial Certificate Principal Balance of such Class A Certificate by the initial Certificate Principal Balance of all Certificates of the same Class.

        The Class A Distribution Amount relating to each Mortgage Loan Group for each Distribution Date (to the extent funds are available therefor) shall be allocated among the Class A Certificates in the following amounts and in the following order of priority:

        (i) First, to the Holders of the Class A Certificates of the related Mortgage Loan Group, the related Class A Current Interest on a pro rata basis without any priority among such Class A Certificates.

        (ii) Second, (A) to the Holders of the Fixed Rate Certificates, the Class A Principal Distribution Amount (as defined below under the heading "Distributions of Principal") applicable to the Fixed Rate Group shall be distributed until the Fixed Rate Certificate Principal Balance is reduced to zero; and (B) to the Holders of the Variable Rate Certificates, the Class A Principal Distribution Amount applicable to the Variable Rate Group shall be distributed until the Variable Rate Certificate Principal Balance is reduced to zero.

        Distributions of Interest. For each Distribution Date, the interest due with respect to the Fixed Rate Certificates will be the interest which has accrued thereon at the related Pass-Through Rate during the calendar month immediately preceding the calendar month in which such Distribution Date occurs; the interest due with respect to the Variable Rate Certificates will be the interest which has accrued thereon at the then applicable Variable Rate Pass-Through Rate from the preceding Distribution Date (or from the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date. Each period referred to in the prior sentence relating to the accrual of interest is the "Accrual Period" for the related Class of Class A Certificates and the amount of interest due on a Class of Class A Certificates on a Distribution Date is the "Class A Current Interest" for each Class of Class A Certificates on such Distribution Date.

        All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months. Calculations of interest on the Variable Rate Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

        Distributions of Principal. The Holders of each Class of Class A Certificates are entitled to receive certain monthly distributions of principal on each Distribution Date which generally reflect collections of principal during the prior calendar month. The Certificate Insurance Policies only guarantee the amount by which the sum of the related Class A Current Interest and the related Subordination Deficit, if any, exceeds Total Available Funds for the related Mortgage Loan Group (after taking into account the portion of the related Class A Principal Distribution Amount to be actually distributed on such Distribution Date without regard to any related Insured Payment to be made with respect to such Distribution Date) as more fully described herein under "The Certificate Insurance Policies and the Certificate Insurer."

        On each Distribution Date, distributions in reduction of the Certificate Principal Balance of the Class A Certificates will be made in the amounts described herein. The "Class A Principal Distribution Amount" for each Mortgage Loan Group with respect to each Distribution Date shall be the lesser of:

        (a) the Total Available Funds for the related Mortgage Loan Group plus any related Insured Payment minus the related Class A Current Interest; and

        (b) (i) the sum (without duplication) of:

        (a) the Carry-Forward Amount with respect to the related Mortgage Loan Group;

        (b) the principal portion of all scheduled monthly payments on the Mortgage Loans in the related Mortgage Loan Group due during the related Due Period, to the extent actually received by the Trustee on or prior to the related Remittance Date or to the extent actually advanced on or prior to the related Remittance Date and the principal portion of all full and partial principal prepayments made by the respective Mortgagors during the related [Prepayment] [Due] Period;

        (c) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group that either was repurchased by the Seller or an Originator or purchased by the Servicer on the related Remittance Date, to the extent an amount representing such Scheduled Principal Balance is actually received by the Trustee on or prior to the related Remittance Date;

        (d) the principal portion of any Substitution Shortfall delivered by the Seller or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group, to the extent such Substitution Shortfall is actually received by the Trustee on or prior to the related Remittance Date;

        (e) all Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related [Prepayment] [Due] Period to the extent such Liquidation Proceeds relate to principal and to the extent actually received by the Trustee on or prior to the related Remittance Date;

        (f) the amount of any Subordination Deficit with respect to such Mortgage Loan Group for such Distribution Date;

        (g) the proceeds received by the Trustee of any termination of the related Mortgage Loan Group (to the extent such proceeds relate to principal); [and]

        [(h)] the amount of any Subordination Increase Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the amount of any Net Monthly Excess Cash Flow to be applied for the accelerated payment of principal on the related Class A Certificates;

minus

        (ii) the amount of any Subordination Reduction Amount with respect to such Mortgage Loan Group for such Distribution Date consisting of the amount of any Net Monthly Excess Cash Flow to be actually paid to the Holders of the Subordinate Certificates.

        In no event will the Class A Principal Distribution Amount for any Mortgage Loan Group and Distribution Date (x) be less than zero or (y) be greater than the then-outstanding Certificate Principal Balance of the related Class of Class A Certificates.

        The sum of the Class A Current Interest and the Class A Principal Distribution Amount with respect to any Class of Class A Certificates and Distribution Date is the "Class A Distribution Amount" for such Class of Class A Certificates and Distribution Date.

        The "Carry-Forward Amount" with respect to a Class of Class A Certificates for any Distribution Date is the sum of (x) the amount, if any, by which (i) the Class A Distribution Amount for such Class as of the immediately preceding Distribution Date exceeded (ii) the amount of the actual distribution made to the Holders of the related Class of Class A Certificates on such immediately preceding Distribution Date plus (y) 30 days' interest on the interest portion of such amount, calculated at the related Pass-Through Rate.

        A "Liquidated Proceeds" are the proceeds received in connection with the liquidation of any Mortgage Loan as a result of defaults (including any insurance or guarantee proceeds with respect thereto), less the expenses of such liquidation and any non-recoverable Advances.

        Any loss on the liquidation of Mortgage Loan (i.e., a Realized Loss) may or may not be allocated to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss. Nevertheless, the Holders of the Class A Certificates are entitled to receive ultimate recovery of any Realized Losses which occur in the related Mortgage Loan Group, which receipt will be no later than the Distribution Date occurring after such Realized Loss creates a Subordination Deficit and will be in the form of an Insured Payment if not covered through Net Monthly Excess Cashflow in the related Group or the other Group.

        Insured Payments do not include Realized Losses until such time as the aggregate cumulative Realized Losses have created a Subordination Deficit nor do Insured Payments cover any failure to make Advances until such time as the sum of the aggregate cumulative amount of such unpaid Advances and to Realized Losses, results in a Subordination Deficit.

        A "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date is the amount, if any, by which (x) the Certificate Principal Balance of the related Class A Certificates, giving affect to all distributions made on such Distribution Date, exceeds (y) the aggregate Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of the related Due Period.

Overcollateralization Provisions

        Overcollateralization Resulting from Cash Flow Structure. The Agreement requires that, on each Distribution Date, Net Monthly Excess Spread with respect to a Mortgage Loan Group be applied on such Distribution Date as an accelerated payment of principal on the related Class of Class A Certificates, but only to the limited extent hereafter described. "Net Monthly Excess Spread" for any Distribution Date and Mortgage Loan Group equals (i) the excess (such excess being the "Total Monthly Excess Spread" with respect to the related Mortgage

Loan Group), if any, of (x) the interest which is collected on the Mortgage Loans in such Mortgage Loan Group during a Due Period and with respect to Due Dates occurring in the month in which such Distribution Date occurs (net of the Servicing Fee and the Master Servicer Fee (net of any payments on account of Month End Interest) and of certain miscellaneous administrative amounts) plus the interest portion of any Advances and Month End Interest over (y) the sum of
(I) the Class A Current Interest on the related Class of Class A Certificates and (II) the premiums due to the Certificate Insurer with respect to the related Certificate Insurance Policy and the fees due to the Trustee minus (ii) any portion of the Total Monthly Excess Spread which is used to cover any shortfalls in Available Funds on such Distribution Date in the related Mortgage Loan Group, or in the other Mortgage Loan Group, or used to reimburse the Certificate Insurer on account of prior Insured Payments.

        Pursuant to the Agreement, each Mortgage Loan Group's Net Monthly Excess Spread is required to be applied as a payment of principal on the related Class of Class A Certificates until the related Subordinated Amount has increased to the level required with respect to the related Mortgage Loan Group. "Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the difference, if any, between (x) the aggregate principal balances of the Mortgage Loans in such Mortgage Loan Group as of the close of business on the last day of the preceding Due Period after taking into account payments of scheduled principal on the Mortgage Loans due on the Due Date which immediately follows the last day of such Due Period and (y) the Class A Principal Balance of the related Class of Class A Certificates as of such Distribution Date (giving effect to all distributions made on such Distribution
Date). With respect to either Mortgage Loan Group, any amount of Net Monthly Excess Spread actually applied as a payment of principal on any Distribution Date is a "Subordination Increase Amount". The required level of the Subordinated Amount with respect to a Mortgage Loan Group and Distribution Date is the "Specified Subordinated Amount" with respect to such Mortgage Loan Group and Distribution Date. The Agreement generally provides that the related Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.

        To the extent that any Mortgage Loan Group's Net Monthly Excess Spread is not required to be applied to the payment of a Subordination Increase Amount on the related Class of Class A Certificates because the Subordinated Amount related to such Class is equal to or greater than the then Specified Subordinated Amount related to such Class, such Net Monthly Excess Spread (together with the amount of any Subordination Reduction Amount, as described in the second succeeding paragraph) is permitted to be applied to the payment of Subordination Increase Amounts on the other Class of Class A Certificates to the extent necessary to increase the related Subordinated Amount to the level of its Specified Subordinated Amount. After the Subordinated Amount related to both classes have been reached, all remaining Net Monthly Excess Spread will be used to make distributions to the Subordinated Class.

        The application of Net Monthly Excess Spread to principal has the effect of accelerating the amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group. To the extent that any Net Monthly Excess Spread is not so used, the Agreement provides that it will be used to reimburse the Servicer or Trustee with respect to any amounts owing to each, or paid to the Holders of the Subordinated Certificates.

        If the required level of the Specified Subordinated Amount with respect to a Mortgage Loan Group is permitted to decrease or "step down" on a Distribution Date in the future, the Agreement provides that all of the principal which would otherwise be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date shall be distributed to the Holders of the Subordinated Certificates on such Distribution Date. This has the effect of reducing the rate of amortization of the related Class of Class A Certificates relative to the amortization of the Mortgage Loans in the related Mortgage Loan Group, and of reducing the related Subordinated Amount. "Excess Subordinated Amount" means, with respect to any Mortgage Loan Group and Distribution Date, the difference, if any, between (x) the Subordinated Amount that would apply to the related Mortgage Loan Group on such Distribution Date after taking into account all distributions to be made on such Distribution Date (except for any distributions of related Subordination Reduction Amounts as described in this paragraph) and (y) the related Specified Subordinated Amount for such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date shall instead be distributed to the Holders of the Subordinated Certificates (subject to certain other prior applications as described below under "Crosscollateralization Provisions") in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class of Class A Certificates on such Distribution Date; such amount being the "Subordination Reduction Amount" with respect to the related Mortgage

Loan Group for such Distribution Date. [As a technical matter regarding the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the related Specified Subordinated Amount. This is because the Holders of the related Class of Class A Certificates will generally be entitled to receive 100% of collected principal, even though the related Class A Principal Balances will, following the accelerated amortization resulting from the application of the Net Monthly Excess Spread, represent less than 100% of the related Mortgage Loan Group's aggregate scheduled principal balance. In the absence of the provisions relating to Subordination Reduction Amounts, the foregoing may otherwise increase the Subordinated Amounts above their Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Spread.]

        The Agreement provides that, on any Distribution Date all amounts (subject to the discussion in the preceding paragraph) collected on account of principal (including the principal portion of any Advances and other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to a Mortgage Loan Group during the prior Due Period together with principal due on the Due Date which immediately follows the last day of such Due Period will be distributed to the Holders of the related Class of Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Due Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Mortgage Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Agreement provides that, the principal balance of any Mortgage Loan which becomes a Liquidated Mortgage Loan shall thenceforth equal zero. The Agreement does not contain any rule which requires that the amount of any Realized Loss be distributed to the Holders of the related Class of Class A Certificates on the Distribution Date which immediately follows the event of loss; that is the Agreement does not require the current recovery of losses to Certificateholders. Nevertheless, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Mortgage Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the related Specified Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Holders of the Subordinated Certificates by reducing, or eliminating entirely, payments of Monthly Excess Cash Flow and of Subordination Reduction Amounts which such Holders would otherwise receive.

        Overcollateralization and the Certificate Insurance Policies. The Agreement defines a "Subordination Deficit" with respect to a Mortgage Loan Group and Distribution Date to be the amount, if any, by which (x) the Class A Principal Balance of the related Class of Class A Certificates, after taking into account all distributions to be made on such Distribution Date, exceeds (y) the sum of (i) the aggregate principal balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the Due Date which immediately follows the last day of the prior Due Period and (ii) the amount, if any, on deposit in the Pre-Funding Account less any Pre- Funding Account Earnings on the last day of the related Due Period. The Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the third Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Holders of the related Class of Class A Certificates on such Distribution Date. The Certificate Insurance Policies are thus similar to the subordination provisions described above insofar as the Certificate Insurance Policies guarantee ultimate, rather than current, payment of the amounts of any Realized Losses to the Holders of the related Class of Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Pool, they may temporarily receive no distributions of principal.

Crosscollateralization Provisions

        On each Distribution Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group and Distribution Date plus (y) any Subordination Reduction Amount with respect to each such Mortgage Loan Group and Distribution Date (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Distribution Date) will be required to be applied in the following order of priority:

                    (i) such amount shall be used to fund any shortfall on such Distribution Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the related Class A Distribution Amount (calculated only with respect to clause (y) of the definition thereof and without any Subordination Increase Amount) with respect to such Mortgage Loan Group for such Distribution Date and (y) the Available Funds with respect to such Mortgage Loan Group for such

        Distribution Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

                   (ii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Group;

                  (iii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i) and (ii) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Insured Payments theretofore made and interest thereon with respect to the related Mortgage Loan Group (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Insurer Reimbursable Amount" with respect to the related Mortgage Loan Group); and

                   (iv) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i), (ii) and (iii) above shall be paid to the Certificate Insurer in respect of any Insurer Reimbursable Amount with respect to the other Mortgage Loan Group.

The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Distribution Date remaining after such applications is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Distribution Date; such amount is required to be applied in the following order of priority on such Distribution Date:

                    (i) such amount shall be used to fund the payment of any required Subordination Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount on such Distribution Date;

                   (ii) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (i) above shall be used to make any required Subordination Increase Amount with respect to the other Mortgage Loan Group; and

                  (iii) any remaining Net Monthly Excess Cashflow may then be used to reimburse the Servicer, the Master Servicer and the Trustee for certain amounts owing to each, or may be paid to the Holders of the Subordinated Certificates.

Credit Enhancement Does Not Apply to Prepayment Risk

        In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policies is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policies to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

Class A Distributions and Insured Payments to the Holders of the Class A Certificates

        No later than [three] Business Days prior to each Distribution Date the Trustee will be required to determine the amounts to be on deposit in the Asset Proceeds Account on such Distribution Date with respect to each of the two Mortgage Loan Groups and equal to the sum of (x) such amounts excluding the amount of any Total Monthly Excess Cashflow amounts included in such amounts, plus (y) any amounts of Total Monthly Excess Cashflow (as described above under "Crosscollateralization Provisions") to be applied on account of such Mortgage Loan Group on such Distribution Date, plus (z) any deposit to the Asset Proceeds Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Agreement. The amounts described in clause (x) of the preceding sentence with respect to each Mortgage Loan Group and Distribution Date are the "Fixed Rate Group Available Funds" and the "Variable Rate Group Available Funds", respectively or, generally, "Available Funds;" the sum of the amounts described in clauses (x), (y) and (z) of the preceding sentence with respect to each Mortgage Loan Group and Distribution Date are the "Fixed Rate Group Total Available Funds" and the "Variable Rate Group Total Available Funds," respectively, or, generally, "Total Available Funds." If the sum of the Class A Distribution Amounts with respect to the Fixed Rate Certificates, for any Distribution Date exceeds the Fixed Rate Group Total Available Funds for such Distribution Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Fixed Rate Certificates. Similarly, if on any Distribution Date the Class A Distribution Amount with respect to the Variable Rate

Certificates exceeds the Variable Rate Group Total Available Funds for such Distribution Date, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy applicable to the Variable Rate Certificates. The Trustee will be required to deposit to the Asset Proceeds Account the amount of any Insured Payment made by the Certificate Insurer. The Agreement provides that amounts which cannot be distributed to the Holders of the Class A Certificates as a result of proceedings under the United States Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Total Available Funds with respect to any Distribution Date.

        On each Distribution Date, and following the application by the Trustee of all allocations, transfers and deposits heretofore described under this caption, from amounts (including any related Insured Payment) then on deposit in the Asset Proceeds Account with respect to the related Mortgage Loan Group, the Trustee will be required to distribute (x) to the Holders of the Fixed Rate Certificates, the related Class A Distribution Amount for such Distribution Date and (y) to the Holders of the Variable Rate Certificates, the related Class A Distribution Amount for such Distribution Date.

Capitalized Interest Account

        On the Closing Date, cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust.

        Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments. The Capitalized Interest Account will not be an asset of the REMIC.

Calculation of LIBOR

        On the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Variable Rate Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBOR Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBOR Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Saxon Mortgage or any Originator.

        On each Interest Determination Date, LIBOR for the related Accrual Period for the Variable Rate Certificates will be established by the Trustee as follows:

               (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Variable Rate Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

               (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for the Variable Rate Certificates shall be the higher of
        (x) LIBOR as determined on the previous Interest Determination Date and
        (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

        The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Variable Rate Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding.

        Listed below are monthly averages of One-Month LIBOR beginning in 1990, as published by Bloomberg:


                                      Year
- -------------------------------------------------------------------------------------------------------------
   Month         1996           1995         1994          1993          1992           1991          1990
- ---------    ----------     ----------    ----------    ----------    ----------    -----------   -----------
January          5.44%         6.13%        3.13%         3.19%         4.19%          7.06%          8.25%
February                       6.13         3.56          3.19          4.25           7.00           8.38
March                          6.13         3.69          3.19          4.25           6.38           8.38
April                          6.06         4.00          3.13          3.94           6.00           8.50
May                            6.06         4.38          3.25          4.00           6.00           8.25
June                           6.13         4.56          3.19          3.94           6.13           8.38
July                           5.88         4.50          3.19          3.38           5.94           8.00
August                         5.88         4.88          3.19          3.50           5.69           8.06
September                      5.88         5.06          3.19          3.13           5.44           8.25
October                        5.83         5.06          3.19          3.25           5.19           8.00
November                       5.98         6.06          3.56          4.25           4.75           8.75
December                       5.69         6.00          3.25          3.31           4.69           7.69


        Because each of the above rates represents a weighted average over a monthly period rather than One- Month LIBOR on any particular day of the month, One-Month LIBOR on any date may have been different from that set out above for one or more of the periods set forth above.

Book Entry Registration of the Class A Certificates

        The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Beneficial Holders may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Holder will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Holder" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Holders will not be Holders as that term is used in the Agreement. Beneficial Holders are only permitted to exercise their rights indirectly through Participants and DTC.

        The Beneficial Holder's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Holder's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Holder's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

        Beneficial Holders will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Holders have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Holders. Accordingly, although Beneficial Holders will not possess certificates, the Rules provide a mechanism by which Beneficial Holders will receive distributions and will be able to transfer their interests.

        Beneficial Holders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Holders who are not Participants may transfer ownership of Class A Certificates only through

Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Holders.

        Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

        Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

        DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

        CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

        Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Chemical Bank (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is a branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Holders of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Holders of the Book-Entry Certificates that it represents.

        Under a book-entry format, Beneficial Holders of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Holder to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

        Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Holders upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Holders are credited.

        DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

        None of Saxon Mortgage, the Seller, the Servicer, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Definitive Certificates will be issued to Beneficial Holders of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee and the Certificate Insurer in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Holders representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Holders.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Holders and the Certificate Insurer of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Holders under the Agreement.

        Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         THE CERTIFICATE INSURANCE POLICIES AND THE CERTIFICATE INSURER

        The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

        The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policies thereby unconditionally and irrevocably guarantees to any Holder (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, as trustee for the Holders, on behalf of the Holders from the Certificate Insurer, for distribution by the Trustee to each Holder of each Holder's proportionate share of the Insured Payment. The Certificate Insurer's obligation under the Certificate Insurance Policies with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policies and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

        Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Holder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Holder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to such Holder directly unless such Holder has returned principal or interest paid on the Class A Certificates to any receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.

        The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policies no later than 12:00 noon New York City time on the later of the Distribution Date on which the related Class A Distribution Amount is due or the Business Day following receipt in New York, New York on a Business Day by _______________, as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the related Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

        Insured Payments due under the Certificate Insurance Policies unless otherwise stated in the Certificate Insurance Policies will be disbursed by the Fiscal Agent to the Trustee on behalf of Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to

Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policies.

        As used in the Certificate Insurance Policies, the following terms shall have the following meanings:

               "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

               "Class A Distribution Amount" shall have the same meaning ascribed to such term in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement.

               "Insured Payment," with respect to either Mortgage Loan Group and as to any Distribution Date, will equal the sum of (i) the excess, if any, of (a) the sum of the related Class A Current Interest and the related Subordination Deficit, if any, over (b) the related Total Available Funds (after applying the cross collateralization provisions of the Agreement, after any deduction for the related Premium Amount and fee payable to the Trustee and after taking into account the portion of the related Class A Principal Distribution Amount to be actually distributed on such Distribution Date without regard to any related Insured Payment to be made with respect to such Distribution Date), plus
        (ii) the related Preference Amount.

               "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the related Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

               "Holder" means each Holder of a Class A Certificate (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate to payment thereunder.

               "Preference Amount" means any amount previously distributed to an Holder on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Capitalized terms used in the Certificate Insurance Policies and not otherwise defined therein shall have the respective meanings set forth in the Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

        Any notice under the Certificate Insurance Policies or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

        The notice address of the Fiscal Agent is [_________________,]
Attention: Municipal Registrar and Paying Agency or such other address as the Fiscal Agent shall specify to the Trustee in writing.

        Audited financial statements of the Certificate Insurer as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, are included herein as Appendix B. Unaudited financial statements of the Certificate Insurer for the three-month period ended June 30, 1996, are included herein as Appendix C. Such financial statements have been prepared on the basis of generally accepted accounting principles. Copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available from the Certificate Insurer. The address of the Certificate Insurer is [_______________.]

        The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policies and Certificate Insurer set forth under the heading "The Certificate Insurance Policies and the Certificate Insurer" and in Appendices B and C.

        Moody's rates the claims paying ability of the Certificate Insurer
"Aaa."

        Standard & Poor's rates the claims paying ability of the Certificate Insurer "AAA."

        Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

        Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

        The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guarantee the market price of the Class A Certificates, nor does it guarantee that the ratings on the Class A Certificates will not be reversed or withdrawn.

                                 THE AGREEMENT

        In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement.

Formation of the Trust

        On the Closing Date, the Trust will be created and established pursuant to the Agreement. On such date, the Seller will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates to the Holders thereof pursuant to the Agreement.

        The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Holders and the Certificate Insurer, as their interests may appear, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Permitted Investments, as from time to time may be held by the Trustee in the Asset Proceeds Account and the Capitalized Interest Account and by the Servicer in the Servicer Custodial Account (except as otherwise provided in the Agreement), each to be created pursuant to the Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Seller under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) the Certificate Insurance Policies and (vii) the rights of the Seller against any Originator pursuant to the related Master Loan Transfer Agreement (collectively, the "Trust Estate").

        The Class A Certificates will not represent an interest in or an obligation of, nor will the Mortgage Loans be guaranteed by, any Originator, the Seller, the Servicer, the Master Servicer or the Trustee.

Sale of Mortgage Loans

         Pursuant to the Agreement, on the Closing Date the Seller will sell without recourse to the Trust all right, title and interest of the Seller in each Mortgage Loan listed on the related schedules of the Mortgage Loans delivered to the Trustee prior to the Closing Date with respect to the Mortgage Loans and (the "Schedules of Mortgage Loans") and all its right, title and interest in all scheduled payments due on each Mortgage Loan after the Cut-Off Date and all principal and all interest collected on each such Mortgage Loan after the Cut-Off Date.

        In connection with the sale of the Mortgage Loans on the Closing Date, the Seller will be required to deliver to the Trustee at least five Business Days prior to the Closing Date a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements, if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, or a certified copy of the Mortgage as recorded, or (b) if the original Mortgage has not yet been returned from the recording office, a certified copy of the Mortgage, and (v) evidence of title insurance with respect to the mortgaged property in the form of a binder or commitment. The Trustee will agree, for the benefit of the Holders and the Certificate Insurer, as their interests may appear, to review each such file on or before the Closing Date and again within 90 days after the Closing Date or to ascertain that all required documents (or certified copies of documents) have been executed and received.

        Pursuant to the terms of the Agreement, the Seller shall assign to the Trustee for the benefit of the holders of the Certificates and the Certificate Insurer, as their interests may appear, all the Seller's right, title and interest in each Master Loan Transfer Agreement insofar as it relates to the representations and warranties made therein by the Originators and the Seller in respect of the origination of the Mortgage Loans and the remedies provided for breach of such representations and warranties. Upon discovery by the Trustee of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the Holders of the Certificates in a Mortgage Loan or of the Certificate Insurer, the Trustee will promptly notify the Originator, the Seller and the Certificate Insurer. The Originators and the Seller will have 60 days from its discovery or its receipt of such notice to cure such breach or repurchase the Mortgage Loan.

        The Seller is also required to cause to be prepared and recorded, within 75 business days of the Closing Date (or, if original recording information is unavailable, within such later period as is permitted by the Agreement) assignments of the Mortgages from the Originators (other than the Seller) to the Seller and then to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien of the Trust thereof as against creditors of or purchasers from the Originators; provided, however, that if the Seller furnishes to the Trustee executed recordable assignments of the Mortgages and to the Trustee and the Certificate Insurer an opinion of counsel to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to any of the relevant jurisdictions, then such recording will not be required with respect to such jurisdictions.

The Master Servicer

        [To be supplied]

Governing Law

        The Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of [ ] applicable to agreements made and to be performed therein.

Termination of the Trust

        The Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Holders of all Certificates from amounts other than those available under the Certificate Insurance Policies of all amounts required to be paid such Holders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (ii) any time when a Qualified Liquidation (as defined in the Agreement) of the Trust Estate is effected.

Optional Termination

        By the [Seller] [Servicer]. At its option, the [Seller] [Servicer] acting directly or through one or more affiliates may determine to purchase from the Trust all the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on any Remittance Date when the aggregate outstanding principal balances of the Mortgage Loans has declined to 10% or less of the Maximum Collateral Amount. Under certain circumstances the Certificate Insurer may also exercise such purchase rights if the Servicer does not do so.

        Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that the REMIC held by the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, (i) the Certificate Insurer or the Holders of a majority in Percentage Interest represented by the Class of Class A Certificates then outstanding with the consent of the Certificate Insurer (which consent may not be unreasonably withheld) may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. The purchase price for any purchase of the property of the Trust Estate shall be the Termination Price (as defined in the Agreement).

        Upon receipt of such notice or direction from the Certificate Insurer, the Trustee will be required to notify the Holders of the Subordinated Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, within sixty (60) days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase

Option Period, the Holders of the Subordinated Certificates have not exercised the option described in the immediately preceding sentence, then upon the expiration of the Purchase Option Period (i) in the event that the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer have given the Trustee the direction described in clause
(a)(i) above, the Trustee will be required to sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of the Agreement occur no later than the close of the sixtieth (60th) day, or such later day as the Certificate Insurer or the Holders of the Class A Certificates with the consent of the Certificate Insurer permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Certificate Insurer has given the Trustee notice of the Certificate Insurer's determination to purchase the Trust Estate described in clause (a)(ii) preceding the Certificate Insurer will be required to, within sixty (60) days, purchase all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit will be deemed to have occurred immediately preceding such purchase.

        Following a Final Determination, the Holders of a majority of the Percentage Interest of the Subordinated Certificates then outstanding may, at their option and upon delivery to the Certificate Insurer of an opinion of counsel experienced in Federal income tax matters acceptable to the Certificate Insurer selected by the Holders of the Subordinated Certificates which opinion shall be reasonably satisfactory in form and substance to the Certificate Insurer, to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. In connection with such purchase, the Servicer will be required to remit to the Trustee all amounts then on deposit in the Servicer Custodial Account for deposit to the Asset Proceeds Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Certificate Insurer gives the Holders of a majority of the Percentage Interest of the Subordinated Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

REMIC Elections

        The Trustee will cause an election to be made to treat the Trust as a REMIC (other than the Pre-Funding Account and the Capitalized Interest Account) for federal income tax purposes. Arter & Hadden, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Agreement, the Trust will be treated as a REMIC, each Class of Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Holders of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumptions to be used in determining whether the Variable Rate Certificates or the Fixed Rate Certificates are issued with original issue discount and the rate of accrual of original issue discount are [ ] and [ ], respectively. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences -- REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements (and entities whose underlying assets include plan assets by reason of such a plan's or arrangement's investment in such entities) to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Class A Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations -- Plan Asset Regulations," "-- Prohibited Transaction Class Exemption," "-- Tax Exempt Investors" and "--Consultation with Counsel" in the Prospectus.

        Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons "under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

        The Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exemption described in the regulation is applicable, the underlying assets of an entity considered, for purposes of ERISA, to be the assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Class A Certificates, such plan assets would include an undivided interest in any exemption, the purchase, sale or holding of any Certificate by a Plan subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

        The DOL has issued to Lehman Brothers an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-32 (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

        Among the conditions that must be satisfied for the Exemption to apply are the following:

               (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

               (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

               (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

               (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

               (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

        The Trust Estate must also meet the following requirements:

               (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

               (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

               (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

        Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Seller, the Certificate Insurer, the Underwriter, the Trustee, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

        Notwithstanding the foregoing, prior to the earlier of (i) the date on which the Funding Period expires and (ii) the date on which the DOL amends the Exemption to permit the use of pre-funding accounts thereunder, Plans will not be permitted to purchase the Class A Certificates. On or after the earlier to occur of such dates, the Exemption may be available for the purchase of Class A Certificates by Plans.

        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                    RATINGS

        It is a condition of the original issuance of the Class A Certificates that they receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer.

        A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Class A Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

        Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York, 10007 and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

        The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

                                  UNDERWRITING

        Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A Certificates, the Seller has agreed to cause the Trust to sell and each of the Underwriters named below (the "Underwriters") has severally agreed to purchase the principal amount of Class A Certificates set opposite its name below.

       Underwriters        Fixed Rate Certificates   Variable Rate Certificates
- -------------------------  -----------------------   --------------------------
Lehman Brothers Inc.
PaineWebber Incorporated

        The Underwriters have advised the Seller that they proposes to offer the Class A Certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

        Proceeds to the Seller, including accrued interest, are expected to be approximately [ ]% of the aggregate principal balance of the Class A Certificates, before deducting expenses payable by the Seller in connection with the Class A Certificates, estimated to be $[ ]. In connection with the purchase and sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Seller in the form of underwriting discounts.

        The Seller and Seller's parent have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.

                               REPORT OF EXPERTS

        The consolidated financial statements of the Certificate Insurer, [ ] as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, appearing in Appendix B of this Prospectus Supplement have been audited by [_______________,] independent accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

        Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Seller by Arter & Hadden, Washington, D.C. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriters by Brown & Wood, LLP, Washington, D.C. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by [_______________.]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered Asset Backed Certificates, Series 1996-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

        Initial Settlement

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

        Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

        Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and
                                      I-i
the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

        CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.

        As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

        Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                     APPENDIX B

            AUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

                                                                     APPENDIX C


                  UNAUDITED FINANCIAL STATEMENTS FOR THE CERTIFICATE INSURER

   No dealer, salesman or any other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Seller or by the Underwriter. This
Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it its unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                   ------------------
                    TABLE OF CONTENTS
                  Prospectus Supplement

Summary.......................................................
Risk Factors..................................................
Use of Proceeds...............................................
The Mortgage Loan Pool........................................
Prepayment and Yield Considerations...........................
Additional Information........................................
Description of the Class A Certificates.......................
The Seller....................................................
The Certificate Insurance Policies and the Certificate Insurer
The Agreement.................................................
Certain Federal Income Tax Consequences.......................
ERISA Considerations..........................................
Ratings.......................................................
Legal Investment Considerations...............................
Underwriting..................................................
Report of Experts.............................................
Certain Legal Matters.........................................
Global Clearance, Settlement and
     Tax Documentation Procedures......................Annex I
Index to Location of Principal Defined Terms...............A-1
Audited Financial Statements for the Certificate Insurer...B-1 Unaudited Financial Statements for the Certificate Insurer.C-1

                       Prospectus

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Securities, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    $[     ]


                                     [LOGO]

                         Saxon Asset Securities Company


                                     Seller


                               $  [  ]% Class A-1
                         Fixed Rate Group Certificates


                               $  [  ] Class A-2
                        Variable Rate Group Certificates


                           Asset Backed Certificates
                                 Series 1996-1

                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------

                              Lehman Brothers Inc.
                            PaineWebber Incorporated

                                 August , 1996

                                   APPENDIX A
                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

Accrual Period.......................................................S-24
Available Funds......................................................S-29
Available Funds Cap..................................................S- 4
Available Funds Shortfall............................................S-28
Beneficial Owners....................................................S- 7
Book-Entry Certificates..............................................S-30
Capitalized Interest Account.........................................S- 6
Carry-Forward Amount.................................................S-25
Cede.................................................................S- 7
CEDEL................................................................S- 7
CEDEL Participants...................................................S-31
Certificate Account..................................................S-23
Certificate Insurer..................................................S- 7
Certificates.........................................................S-23
Chemical.............................................................S- 7
Citibank.............................................................S- 7
Class A Certificates.................................................S- 1
Class A Current Interest.............................................S-24
Class A Distribution Amount..........................................S-25
Class A Principal Distribution Amount................................S-24
Class A-1 Original Certificate Principal Balance.....................S- 4
Class A-1 Pass-Through Rate..........................................S- 4
Class A-2 Original Certificate
Principal Balance....................................................S- 4
Class A-4 Original Certificate Principal Balance.....................S- 4
Closing Date.........................................................S- 1
Company..............................................................S- 1
Cooperative..........................................................S-32
Cut-Off Date.........................................................S- 1
D&P..................................................................S-38
Definitive Certificate...............................................S-30
Delinquency Advances.................................................S- 7
DOL..................................................................S-38
DTC..................................................................S- 7
DTC Participants.....................................................S-31
ERISA................................................................S-38
Euroclear............................................................S- 7
Euroclear Operator...................................................S-32
Euroclear Participants...............................................S-32
European Depositaries................................................S- 7
Excess Subordinated Amount...........................................S-26
Exemption............................................................S-38
Financial Intermediary...............................................S-30
Fiscal Agent.........................................................S-34
Fitch................................................................S-38
Fixed Rate Certificates..............................................S- 1
Fixed Rate Group.....................................................S- 2
Fixed Rate Group Available Funds.....................................S-28
Fixed Rate Group Servicing Fee.......................................S- 8
Fixed Rate Group Servicing Fee.......................................S- *
Fixed Rate Group Total Available Funds...............................S-29
FNMA.................................................................S- 3
Insurer Reimbursable Amount..........................................S-28
Interest Determination Date..........................................S-29
Last Scheduled Payment Date..........................................S-20
LIBOR................................................................S- 4
Liquidated Mortgage Loan.............................................S-25
LTV..................................................................S-15
Modeling Assumptions.................................................S-20
Moody's..............................................................S- 8
Mortgage Loan Group..................................................S- 1
Mortgage Loans.......................................................S- 1
Mortgaged Properties.................................................S- 1
Mortgages............................................................S- 1
Mortgagor............................................................S-13
Net Monthly Excess Cashflow..........................................S-28
Notes................................................................S-11
Original Aggregate Loan Balance......................................S- 2
Originator...........................................................S- 1
Owner................................................................S-23
Participants.........................................................S-30
Payment Date.........................................................S- 5
Plan.................................................................S-38
Plan Asset Regulation................................................S-38
Pooling and Servicing Agreement......................................S- 1
Prepayment...........................................................S-19
Prepayment Assumption................................................S-20
Realized Loss........................................................S-27
Record Date..........................................................S- 5
Reference Banks......................................................S-29
Relevant Depositary..................................................S-30
REMIC................................................................S- 9
Remittance Date......................................................S-23
Restricted Group.....................................................S-39
Reuter Screen LIBO Page..............................................S-29
Rules................................................................S-30
Securities...........................................................S- 1
Servicing Fee........................................................S- 8
Servicing Fee........................................................S- *
Six Month LIBOR Loans................................................S- 3
Specified Subordinated Amount........................................S-26
Standard & Poor's....................................................S- 8
Subordinate Certificates.............................................S- 1
Subordination Deficit................................................S-25
Subordination Increase Amount........................................S-26
Subordination Reduction Amount.......................................S-27
Terms and Conditions.................................................S-32
Total Available Funds................................................S-29
Total Monthly Excess Cashflow........................................S-27
Total Monthly Excess Spread..........................................S-26
Trust................................................................S- 1
Trustee..............................................................S- 1
Underwriter..........................................................S-40
Variable Rate Certificates...........................................S- 1
Variable Rate Group..................................................S- 2
Variable Rate Group Available Funds..................................S-28
Variable Rate Group Servicing Fee....................................S- 8
Variable Rate Group Servicing Fee....................................S- *
Variable Rate Group Total Available Funds............................S-29

                                     A-1ii